EXHIBIT 4.1

INDENTURE OF TRUST

by and among

CIT EDUCATION LOAN TRUST 2005-1

and

THE BANK OF NEW YORK

as Indenture Trustee

and

THE BANK OF NEW YORK

as Trust Eligible Lender Trustee

Dated as of June 1, 2005

CIT EDUCATION LOAN TRUST 2005-1

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture of Trust dated as of June 1, 2005.

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
§310 (a)(1)&(2)	6.22
(a)(3)	N/A
(a)(4)	6.8
(a)(5)	6.22
(b)	6.20
(c)	N/A
§311(a)	6.25
(b)	6.25
(c)	N/A
§312 (a)	8.13
(b)	8.13
(c)	8.13
§313 (a)	12.4
(b)	12.4
(c)	3.17
(d)	3.17
§314 (a)(1)-(3)	3.17
(a)(4)	3.18
(b)	3.9
(c)	12.5(a)
(e)	12.5(a)
(f)	12.5(a)
§315 (a)	6.1(a), 6.6
(b)	7.4
(c)	6.1(b)
(d)(1)(2)	6.6
(d)(3)	5.12
(e)	8.18
§316 (a)(1)(A)	5.11
(a)(1)(B)	5.15
(a)(2)	N/A
(b)	5.13
(c)	N/A
§317 (a)(1)	6.24
(a)(2)	6.24
§318 (a)	8.7

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture. Attention should also be directed to Section 318(c) of the 1939 Act, which provides that the provisions of Sections 310 to and including 317 of the 1939 Act are a part of and govern every qualified indenture, whether or not physically contained therein.

i

TABLE OF CONTENTS

(This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the purpose or intent of any provisions of this Indenture of Trust.)

APPENDIX A	DEFINITIONS AND USAGE

EXHIBIT A	FORM OF NOTES
EXHIBIT B	STUDENT LOAN ACQUISITION CERTIFICATE
EXHIBIT C	CLOSING CASH FLOW PROJECTIONS

v

INDENTURE OF TRUST

THIS INDENTURE OF TRUST, dated as of June 1, 2005 (this “Indenture”), is by and among CIT EDUCATION LOAN TRUST 2005-1, a Delaware statutory trust (the “Issuer”), THE BANK OF NEW YORK, a New York banking corporation duly organized under the laws of the State of New York and authorized to exercise corporate trust powers, having its principal corporate trust office in New York, New York, as indenture trustee (the “Indenture Trustee”), and THE BANK OF NEW YORK, a New York banking corporation duly organized under the laws of the State of New York, as trust eligible lender trustee (the “Trust Eligible Lender Trustee”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Appendix A hereto, which also contains rules of usage and construction that shall be applicable herein.

WITNESSETH:

WHEREAS, the Issuer represents that it is duly created as a Delaware statutory trust and that it has duly authorized the execution and delivery of this Indenture, which Indenture provides for the issuance and payment of student loan asset-backed notes; and

WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act” or “TIA”), that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

WHEREAS, it is hereby agreed between the parties hereto and the Noteholders (the Noteholders evidencing their consent by their acceptance of the Notes) that in the performance of any of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be general debt on its part, but shall be secured by and payable solely from the Trust Estate, payable in such order of preference and priority as provided herein;

NOW, THEREFORE, the Issuer (and, with respect to the legal title to the Financed Student Loans that were originated under the Act, the Trust Eligible Lender Trustee), in consideration of the premises and acceptance by the Indenture Trustee of the trusts herein created, of the purchase and acceptance of the Notes by the Noteholders thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby GRANT, CONVEY, PLEDGE, TRANSFER, ASSIGN AND DELIVER to the Indenture Trustee, for the benefit of the Noteholders, all of their right, title and interest in and to the moneys, rights, and properties described in the granting clauses A through E below (the “Trust Estate”), as follows:

GRANTING CLAUSE A

The Available Funds (other than Available Funds released from the lien of the Trust Estate as provided herein);

GRANTING CLAUSE B

All moneys and investments held in the Accounts established pursuant to Section 4.1, including all proceeds thereof and all income thereon;

GRANTING CLAUSE C

The Financed Student Loans (other than Financed Student Loans released from the lien of the Trust Estate as provided herein) and all obligations of the Borrowers thereunder including all moneys accrued and paid thereunder on or after the Closing Date;

GRANTING CLAUSE D

The Master Servicing Agreement, each Subservicing Agreement, the Transfer and Sale Agreements and each Guarantee Agreement as the same relate to the Financed Student Loans; and

GRANTING CLAUSE E

All proceeds from any property described in these Granting Clauses and any and all other property, rights and interests of every kind or description that from time to time hereafter is granted, conveyed, pledged, transferred, assigned or delivered to the Indenture Trustee as additional security hereunder.

TO HAVE AND TO HOLD the Trust Estate, whether now owned or held or hereafter acquired, unto the Indenture Trustee and its successors or assigns,

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all present and future Noteholders, without preference of any Note over any other, except as provided herein, and for enforcement of the payment of the Notes in accordance with their terms, and all other sums payable hereunder or on the Notes, and for the performance of and compliance with the obligations, covenants, and conditions of this Indenture, as if all the Notes at any time Outstanding had been executed and delivered simultaneously with the execution and delivery of this Indenture;

PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Notes and the interest due and to become due thereon, or provide fully for payment thereof as herein provided, at the times and in the manner mentioned in the Notes according to the true intent and meaning thereof, and shall make all required payments into the Accounts as required under Article IV, or shall provide, as permitted hereby, for the payment thereof by depositing with the Indenture Trustee sums sufficient to pay or to provide for payment of the entire amount due and to become due as herein provided, then this Indenture and the rights hereby granted shall cease, terminate and be void; otherwise, this Indenture shall be and remain in full force and effect;

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

NOTE DETAILS, FORM OF NOTES, REDEMPTION

OF NOTES AND USE OF PROCEEDS OF NOTES

Section 1.1 Note Details.

(a) The Notes shall be issued in five (5) separate series consisting of $334,637,000 of Series A-1 Notes, $209,762,000 of Series A-2 Notes, $201,603,000 of Series A-3 Notes, $223,998,000 of Series A-4 Notes, and $30,000,000 of Series B Notes.

The Series A-1 Notes will mature no later than December 15, 2017. The Series A-2 Notes will mature no later than March 15, 2022. The Series A-3 Notes will mature no later than March 15, 2026. The Series A-4 Notes will mature no later than December 15, 2033. The Series B Notes will mature no later than December 15, 2043.

The Notes shall be issuable only as fully registered notes in Authorized Denominations. The Notes of each Series shall be numbered separately from 1 upwards. The Notes shall be in substantially the form set forth in Exhibit A, each with such variations, omissions and insertions as may be necessary.

(b) Payment of interest on any Note shall be made to the Noteholder thereof by check or draft mailed on the applicable Distribution Date by the Indenture Trustee to the Noteholder at his address as it last appears on the registration books kept by the Indenture Trustee at the close of business on the Record Date for such Distribution Date, except that, with respect to Notes registered on the Record Date in the name of the nominee of the Securities Depository (initially such nominee shall be Cede & Co.), payment will be made by wire transfer in immediately Available Funds to the account designated by such nominee; provided that payment of interest on a Note in respect of the redemption in whole of such Note shall be payable as provided in Section 1.2(b) below. No premium payments shall be paid on the Notes issued under this Indenture.

(c) In accordance with Section 4.4, interest shall accrue on the principal balances of the Notes during each Accrual Period and shall be payable on each Distribution Date. The Notes shall bear interest at the annual rates listed below:

(i) The Series A-1 interest rate will be three-month LIBOR, except for the first Accrual Period, plus 0.02%;

(ii) The Series A-2 interest rate will be three-month LIBOR, except for the first Accrual Period, plus 0.09%;

(iii) The Series A-3 interest rate will be three-month LIBOR, except for the first Accrual Period, plus 0.12%;

(iv) The Series A-4 interest rate will be three-month LIBOR, except for the first Accrual Period, plus 0.16%; and

(v) The Series B interest rate will be three-month LIBOR, except for the first Accrual Period, plus 0.21%;

LIBOR for the first Accrual Period will be determined by the Indenture Trustee by reference to straight line interpolation between three-month LIBOR and four-month LIBOR based on the actual number of days in the first Accrual Period.

Interest on the Notes will be calculated based on the actual number of days elapsed in each Accrual Period divided by 360.

One-month, two-month, three-month or four-month LIBOR, for any Accrual Period, is the London interbank offered rate for deposits in U.S. Dollars having a maturity of one month, two-months, three months or four months, as applicable, commencing on the first day of the Accrual Period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the applicable maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Indenture Trustee shall request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Indenture Trustee, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the applicable maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, one-month, two-month, three-month or four-month LIBOR in effect for the applicable Accrual Period shall be the one-month, two-month, three-month or four-month LIBOR in effect for the previous Accrual Period.

For this purpose:

(i)	“LIBOR Determination Date” means, for each Accrual Period, the second business day before the beginning of that Accrual Period.

(ii)	“Telerate Page 3750” means the display page so designated on the Dow Jones Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

(iii)	“Reference Banks” means four major banks in the London interbank market selected by the Indenture Trustee.

For purposes of calculating one-month, two-month, three-month or four-month LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

(d) Except as otherwise provided in this Section, the Notes in the form of one global note for each Series shall be registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in Book-entry Form by the Securities Depository for the account of the Agent Members. Initially, each Note shall be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except as provided in subsection (f) of this Section, the Notes may be transferred, in whole but not in part, only to the Securities Depository or a nominee of the Securities Depository or to a successor Securities Depository selected or approved by the Issuer or to a nominee of such successor Securities Depository. Each global note shall bear a legend substantially to the following effect: “Except as otherwise provided in the Indenture, this global note may be transferred, in whole but not in part, only to another nominee of the Securities Depository (as defined in the Indenture) or to a successor Securities Depository or to a nominee of a successor Securities Depository.”

(e) Except as otherwise provided herein, the Issuer and the Indenture Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Securities Depository or any Agent Member with respect to any beneficial ownership interest in the Notes, (ii) the delivery to any Agent Member, beneficial owner of the Notes or other Person, other than the Securities Depository, of any notice with respect to the Notes or (iii) the payment to any Agent Member, beneficial owner of the Notes or other Person, other than the Securities Depository, of any amount with respect to the principal of or interest on the Notes. So long as the certificates for the Notes issued under this Indenture are not issued pursuant to subsection (f) of this Section, the Issuer and the Indenture Trustee may treat the

Securities Depository as, and deem the Securities Depository to be, the absolute owner of the Notes for all purposes whatsoever, including, without limitation, (A) the payment of principal of and interest on such Notes, (B) giving notices of redemption and other matters with respect to such Notes and (C) registering transfers with respect to such Notes. In connection with any notice or other communication to be provided by the Issuer or the Indenture Trustee to the Noteholders pursuant to this Indenture with respect to any consent or other action to be taken by the Noteholders, the Issuer or the Indenture Trustee, as the case may be, shall establish a record date for such consent or other action and, if the Securities Depository shall hold all of the Notes, give the Securities Depository notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Noteholder.

(f) If at any time the Securities Depository notifies the Issuer and the Indenture Trustee that it is unwilling or unable to continue as Securities Depository with respect to any or all of the Notes or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act or other applicable statute or regulation and a successor Securities Depository is not appointed by the Issuer within ninety (90) days after the Issuer receives notice or becomes aware of such condition, as the case may be, subsections (d) and (e) of this Section shall no longer be applicable and the Issuer shall execute and the Indenture Trustee shall authenticate and deliver certificates representing the Notes as provided below. In addition, the Issuer may determine at any time that the Notes shall no longer be represented by global certificates and that the provisions of subsections (d) and (e) of this Section shall no longer apply to the Notes. In such event, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver certificates representing the Notes as provided below. Certificates for the Notes issued in exchange for a global certificate pursuant to this subsection shall be registered in such names and Authorized Denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct in writing to the Issuer and the Indenture Trustee, and upon which written instructions the Indenture Trustee may rely without investigation. The Indenture Trustee shall promptly deliver such certificates representing the Notes to the Persons in whose names such Notes are so registered.

Section 1.2 Payment of Principal; Redemption.

(a) Principal shall be payable on the Notes on each Distribution Date in accordance with Section 4.4. However, following the occurrence of an Event of Default and acceleration of the Notes, principal payments on the Notes shall be made or set aside for future distribution in accordance with Section 5.2.

Payment of principal on any Note shall be made to the Noteholder thereof by check or draft mailed on the applicable Distribution Date by the Indenture Trustee to the Noteholder at his address as it last appears on the registration books kept by the Indenture Trustee at the close of business on the Record Date for such Distribution Date, except that, with respect to Notes registered on the Record Date in the name of the nominee of the Securities Depository (initially such nominee shall be Cede & Co.), payment will be made by wire transfer in immediately Available Funds to the account designated by such nominee; provided that the payment of principal on a Note in respect of whole redemption of or Stated Maturity of such Note shall be payable as provided below.

(b) The interest and principal of each Note due at its Stated Maturity or upon redemption in whole shall be payable at the Corporate Trust Office of the Indenture Trustee, or at such other location as directed by the Indenture Trustee, or at the principal office of its successor in trust upon presentation and surrender of the Note. Any such interest not so timely paid or duly provided for shall cease to be payable to the Noteholder thereof at the close of business on the Record Date and shall be payable to the

Noteholder thereof at the close of business on a special record date (a “Special Record Date”) for the payment of any such defaulted interest. Such Special Record Date shall be fixed by the Indenture Trustee whenever moneys become available for payment of the defaulted interest, and notice of such Special Record Date shall be given to the Noteholders of the Notes not less than ten (10) days prior thereto by first-class mail to each such Noteholder as shown on the Indenture Trustee’s registration books on the date selected by the Indenture Trustee, stating the date of the Special Record Date and the date fixed for the payment of such defaulted interest. Payment of interest to the Securities Depository or its nominee shall, and at the written request addressed to the Indenture Trustee of any other Noteholder owning at least $1,000,000 principal amount of the Notes, payments of interest shall, be paid by wire transfer within the United States to the bank account number filed no later than the Record Date or Special Record Date with the Indenture Trustee for such purpose. All payments on the Notes shall be made in lawful money of the United States of America.

Section 1.3 Execution of Notes. The Notes shall be executed in the name and on behalf of the Issuer by the manual or facsimile signature of any of its Authorized Officers. Any Note may be signed (manually or by facsimile) or attested on behalf of the Issuer by any person who, at the date of such act, shall hold the proper office, notwithstanding that at the date of authentication, issuance or delivery, such person may have ceased to hold such office.

Upon the execution and delivery of this Indenture, the Issuer shall execute and deliver to the Indenture Trustee and the Indenture Trustee shall authenticate the Notes and deliver the Notes to The Depository Trust Company; provided, however, prior to the delivery by the Indenture Trustee of any of the Notes, there shall have been filed with or delivered to the Indenture Trustee the following:

(a) An Issuer Order authorizing the execution and delivery of this Indenture and the issuance of the Notes.

(b) A duly executed copy of this Indenture.

(c) Rating letters from each Rating Agency confirming (i) that the Class A Notes have been rated “AAA” by Fitch, “Aaa” by Moody’s and “AAA” by S&P and (ii) that the Class B Notes have been rated at least “AA” by Fitch, “Aa1” by Moody’s and “AA-” by S&P.

Section 1.4 Registration, Transfer and Exchange of Notes; Persons Treated as Noteholders. The Issuer shall cause books for the registration and for the transfer of the Notes as provided in this Indenture to be kept by the Indenture Trustee, which is hereby appointed the transfer agent of the Issuer for the Notes. Notwithstanding such appointment and with the prior written consent of the Issuer, the Indenture Trustee is hereby authorized to make any arrangements with other institutions that it deems necessary or desirable in order that such institutions may perform the duties of transfer agent for the Notes. Upon surrender for transfer of any Note at the Corporate Trust Office of the Indenture Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Noteholder or his attorney duly authorized in writing, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, making all appropriate notations on its records, and causing the same to be made on the records of its nominees, in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like Series, subseries, if any, and aggregate principal amount of the same maturity.

Notes may be exchanged at the Corporate Trust Office of the Indenture Trustee for a like aggregate principal amount of fully registered Notes of the same Series, subseries, if any, interest rate and maturity in Authorized Denominations. The Issuer shall execute and the Indenture Trustee shall authenticate and deliver Notes that the Noteholder making the exchange is entitled to receive, bearing numbers not contemporaneously outstanding. The execution by the Issuer of any fully registered Note of any Authorized Denomination shall constitute full and due authorization of such denomination and the Indenture Trustee shall thereby be authorized to authenticate and deliver such fully registered Note.

As to any Note, the Person in whose name the Note is registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Noteholder thereof or his legal representative. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

The Indenture Trustee shall require the payment by any Noteholder requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The Noteholder requesting such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange.

Section 1.5 Lost, Stolen, Destroyed and Mutilated Notes. Upon receipt by the Indenture Trustee of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and, in the case of a lost, stolen or destroyed Note, of indemnity satisfactory to it, and upon surrender and cancellation of the Note, if mutilated, (a) the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, a new Note of the same Series, subseries, if any, interest rate, maturity and denomination in lieu of such lost, stolen, destroyed or mutilated Note or (b) if such lost, stolen, destroyed or mutilated Note shall have matured or have been called for redemption, in lieu of executing and delivering a new Note as aforesaid, the Issuer may pay such Note. Any such new Note shall bear a number not contemporaneously outstanding. The Person requesting any such new Note may be required to pay all taxes and governmental charges and all expenses and charges of the Issuer and of the Indenture Trustee in connection with the issuance of such Note. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing conditions are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Notes, negotiable instruments or other securities.

Section 1.6 Indenture Trustee’s Authentication Certificate. The Indenture Trustee’s authentication certificate upon the Notes shall be substantially in the forms provided in Exhibit A. No Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Indenture Trustee at the written direction of the Issuer; and such certificate of the Indenture Trustee upon any Note shall be conclusive evidence and the only competent evidence that such Note has been authenticated and delivered hereunder. The Indenture Trustee’s certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer of the Indenture Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Notes issued hereunder.

Section 1.7 Cancellation and Destruction of Notes by the Indenture Trustee. Whenever any Outstanding Notes are delivered to the Indenture Trustee for the cancellation thereof pursuant to this Indenture, upon payment of the principal amount and interest represented thereby, or for replacement pursuant to Section 1.4, such Notes shall be promptly cancelled and, within a reasonable time, cremated or otherwise destroyed by the Indenture Trustee and counterparts of a certificate of destruction evidencing such cremation or other destruction shall be furnished by the Indenture Trustee to the Issuer.

Section 1.8 Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute and the Indenture Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be issuable as fully registered Notes without coupons, of any denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every temporary Note shall be executed by the Issuer and be authenticated by the Indenture Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. As promptly as practicable the Issuer shall execute and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange therefor without charge at the Corporate Trust Office of the Indenture Trustee, and the Indenture Trustee shall authenticate and deliver in exchange for such temporary Notes a like aggregate principal amount of definitive Notes. Until so exchanged the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

Section 1.9 Deposit of Note Proceeds. Upon the issuance and delivery of the Notes, the Indenture Trustee shall deposit the net proceeds thereof (i.e., net of Underwriters’ discount of $2,895,121):

(a) an amount equal to $987,952,354 shall be deposited to the Acquisition Account;

(b) an amount equal to $4,985,524 shall be deposited to the Reserve Account; and

(c) an amount equal to $4,167,000 shall be deposited to the Capitalized Interest Account.

The Indenture Trustee shall deliver a certificate to the Issuer certifying that the deposits set forth in this Section 1.9 have been made on the Closing Date.

ARTICLE II

PARITY AND PRIORITY OF LIEN;

OTHER OBLIGATIONS

Section 2.1 Parity and Priority of Lien. The provisions, covenants and agreements herein set forth to be performed by or on behalf of the Issuer are for the equal benefit, protection and security of the Noteholders, all of which, regardless of the time or times of their issuance or maturity, shall be of equal rank without preference, priority or distinction of any of the Obligations over any other thereof, except as expressly provided in this Indenture with respect to certain payment and other priorities.

Section 2.2 Other Obligations.

(a) The Issuer shall not incur any obligations or engage in any activities other than in connection with the purposes and powers of the Issuer as set forth in Section 2.3 of the Trust Agreement.

(b) The revenues and other moneys, Financed Student Loans, securities, evidences of indebtedness, interests, rights and properties pledged under this Indenture are and will be owned by the Issuer (or the Trust Eligible Lender Trustee on behalf of the Issuer) free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to or of equal rank with the respective pledges created by this Indenture, except as otherwise expressly provided herein, and all action on the part of the Issuer to that end has been duly and validly taken. If any Financed Student Loan is found to have been subject to a lien at the time such Financed Student Loan was acquired, the Issuer shall cause such lien to be released or shall cause the Seller to purchase such Financed Student Loan from the Trust Estate for a purchase price equal to its principal amount plus unamortized premium, if any, and interest accrued thereon, or shall replace such Financed Student Loan with another Student Loan with substantially identical characteristics that shall be free and clear of liens at the time of such replacement. Except as otherwise provided herein, the Issuer shall not create or voluntarily permit to be created any debt, lien, or charge on the Financed Student Loans that would be on a parity with or prior to the lien of this Indenture; shall not do or omit to do or suffer to be done or omitted to be done anything whatsoever whereby the lien of this Indenture or the priority of such lien for the Obligations hereby secured might or could be lost or impaired; and will pay or cause to be paid or will make adequate provisions for the satisfaction and discharge of all lawful claims and demands that if unpaid might by law be given precedence to or any equality with this Indenture as a lien or charge upon the Financed Student Loans; provided, however, that nothing in this subsection (b) shall require the Issuer to pay, discharge, or make provision for any such lien, charge, claim, or demand so long as the validity thereof shall be by it in good faith contested, unless thereby, the same will endanger the security for the Obligations; and provided further that any lien hereon subordinate to the lien securing the Obligations shall be entitled to no payment from the Trust Estate, nor may any remedy be exercised with respect to such subordinate lien against the Trust Estate until all Obligations have been paid or deemed paid hereunder.

ARTICLE III

PROVISIONS APPLICABLE TO THE NOTES; DUTIES OF THE ISSUER

Section 3.1 Payment of Principal, Interest and Premium. The Issuer covenants that it will promptly pay, but solely from the Trust Estate and in accordance with Section 4.4, the principal of and interest, if any, on each and every Obligation issued under the provisions of this Indenture at the places, on the dates and in the manner specified herein and in said Obligations and any premium required for the retirement of said Obligations by purchase or redemption according to the true intent and meaning thereof. The Obligations shall be and are hereby declared to be payable from and equally secured by an irrevocable first lien on and pledge of the properties constituting the Trust Estate, subject to the application thereof as permitted by this Indenture, but in no event shall the Noteholders have any right to possession of any Financed Student Loans, which shall be held only by the Indenture Trustee or its agent or bailee.

Section 3.2 Representations and Warranties of the Issuer. The Issuer represents and warrants that it is duly authorized under the laws of Delaware to issue the Notes and to execute and deliver this Indenture and to make the pledge to the payment of Notes, that all necessary action on the part of the Issuer for the creation and issuance of the Notes and the execution and delivery of this Indenture has been duly and effectively taken, and that the Notes in the hands of the Noteholders thereof are and will be valid and enforceable special limited obligations of the Issuer secured by and payable solely from the Trust Estate.

Section 3.3 Covenants as to Additional Conveyances. At any and all times, the Issuer and the Trust Eligible Lender Trustee, as applicable, will duly execute, acknowledge, and deliver, or will cause to be done, executed, and delivered, all and every such further acts, conveyances, transfers, and assurances in law as the Indenture Trustee shall reasonably require for the better conveying, transferring, and pledging and confirming unto the Indenture Trustee, all and singular, the properties constituting the Trust Estate hereby transferred and pledged, or intended so to be transferred and pledged.

Section 3.4 Further Covenants of the Issuer.

(a) The Issuer will cause financing statements and continuation statements with respect thereto at all times to be filed in the office of the Secretary of the State of Delaware and any other jurisdiction necessary to perfect and maintain the security interest granted by the Issuer hereunder.

(b) The Issuer will duly and punctually keep, observe and perform each and every term, covenant, and condition on its part to be kept, observed, and performed, contained in this Indenture and the other agreements to which the Issuer is a party pursuant to the transactions contemplated herein, and will punctually perform all duties required by the Trust Agreement and the laws of Delaware.

(c) The Issuer shall be operated on the basis of its Fiscal Year.

(d) The Issuer shall cause to be kept full and proper books of records and accounts, in which full, true, and proper entries will be made of all dealings, business, and affairs of the Issuer that relate to the Notes.

(e) The Issuer, upon written request of the Indenture Trustee, will permit at all reasonable times the Indenture Trustee or its agents, accountants, and attorneys, to examine and inspect the property, books of account, records, reports, and other data relating to the Financed Student Loans, and will furnish the Indenture Trustee such other information as it may reasonably request. The Indenture Trustee shall be under no duty to make any such examination unless requested in writing to do so by the Noteholders of not less than a majority of the principal amount of the Notes, and unless such Noteholders shall have offered the Indenture Trustee security and indemnity satisfactory to it against any costs, expenses and liabilities that might be incurred thereby.

(f) The Issuer shall cause the Administrator to cause an annual audit to be made by an independent auditing firm of national reputation and file one copy thereof with the Indenture Trustee and each Rating Agency within one hundred fifty (150) days of the close of each Fiscal Year. The Indenture Trustee shall be under no obligation to review or otherwise analyze such audit.

(g) The Issuer covenants that all Financed Student Loans upon receipt thereof shall be delivered to the Indenture Trustee or its agent or bailee to be held pursuant to this Indenture and pursuant to the Master Servicing Agreement, a Subservicing Agreement or a custodian agreement.

(h) Notwithstanding anything to the contrary contained herein, except upon the occurrence and during the continuance of an Event of Default hereunder, the Issuer hereby expressly reserves and retains the privilege to receive and, subject to the terms and provisions of this Indenture, to keep or dispose of, claim, bring suits upon or otherwise exercise, enforce or realize upon its rights and interest in and to the Financed Student Loans and the proceeds and collections therefrom, and neither the Indenture Trustee nor any Noteholder shall in any manner be or be deemed to be an indispensable party to the exercise of any such privilege, claim or suit, and the Indenture Trustee shall be under no obligation whatsoever to exercise any such privilege, claim or suit; provided, however, that the Indenture Trustee shall have and retain possession of the Financed Student Loans pursuant to Section 4.2 (which Financed Student Loans may be held by the Indenture Trustee’s agent or bailee) so long as such loans are subject to the lien of this Indenture.

Section 3.5 Enforcement of the Master Servicing Agreement. Regardless of whether the Issuer is otherwise in default under this Indenture, the Issuer shall comply with and shall require the Master Servicer to comply with the following:

(a) The Issuer shall diligently enforce and take all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of the Master Servicing Agreement, including the prompt payment of all amounts due the Issuer thereunder, including without limitation all principal and interest payments and Guarantee Payments that relate to any Financed Student Loans, and cause the Master Servicer to specify whether payments received by it represent principal or interest;

(b) The Issuer shall not permit the release of the obligations of the Master Servicer under the Master Servicing Agreement except in conjunction with amendments or modifications permitted by (h) below;

(c) The Issuer shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer and of the Noteholders under or with respect to the Master Servicing Agreement;

(d) The Issuer shall at its own expense duly and punctually perform and observe each of its obligations to the Master Servicer under the Master Servicing Agreement in accordance with the terms thereof;

(e) The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each default on the part of the Master Servicer of its obligations under the Master Servicing Agreement coming to the Issuer’s attention;

(f) The Issuer shall not waive any default by the Master Servicer under the Master Servicing Agreement without the written consent of the Indenture Trustee;

(g) The Issuer shall cause the Master Servicer to deliver to the Indenture Trustee and the Issuer, on or before March 31 of each year, beginning with March 31, 2006, a certificate stating that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under the Master Servicing Agreement has been made under the supervision of the officer signing such certificate and (ii) to the best of such officer’s knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Master Servicing Agreement throughout such year, or, there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Issuer shall send copies of such annual certificate of the Master Servicer to each Rating Agency; and

(h) The Issuer shall not consent or agree to or permit any amendment or modification of the Master Servicing Agreement that will in any manner materially adversely affect the rights or security of the Noteholders. The Issuer shall be entitled to receive and rely upon an opinion of its counsel that any such amendment or modification will not materially adversely affect the rights or security of the Noteholders.

Section 3.6 Procedures for Transfer of Funds. In any instance where this Indenture requires a transfer of funds or money from one Account to another, a transfer of ownership in investments or an undivided interest therein may be made in any manner agreeable to the Issuer and the Indenture Trustee, and in the calculation of the amount transferred, interest on the investment that has or will accrue before the date the money is needed in the Account to which the transfer is made shall not be taken into account or considered as money on hand at the time of such transfer.

Section 3.7 Additional Covenants with Respect to the Act. The Issuer covenants that (i) so long as any of the Financed Student Loans were originated under the Act, it will cause the Indenture

Trustee to be, or replace the Indenture Trustee with, an Eligible Lender under the Act, (ii) all Student Loans originated under the Act that it acquires shall be acquired from, and it shall cause such Student Loans to be held by, only an Eligible Lender, and (iii) it will not dispose of or deliver any Student Loan originated under the Act or any security interest in any such Student Loans to any party who is not an Eligible Lender so long as the Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of Student Loans originated under the Act; provided, however, that nothing above shall prevent the Issuer from delivering Student Loans originated under the Act to the Master Servicer, any Subservicer or Guaranty Agency. The Noteholders shall not in any circumstances be deemed to be the owner or holder of Student Loans originated under the Act.

The Issuer, or its designated agent, shall be responsible for each of the following actions with respect to the Act:

(a) the Issuer, or its designated agent, shall be responsible for dealing with the Secretary with respect to the rights, benefits and obligations under the Certificates of Insurance and the Contract of Insurance, and the Issuer shall be responsible for dealing with the Guarantee Agencies with respect to the rights, benefits and obligations under the Guarantee Agreements with respect to Guaranteed Student Loans;

(b) the Issuer, or its designated agent, shall cause to be diligently enforced, and shall cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Financed Student Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder;

(c) the Issuer, or its designated agent, shall cause the Financed Student Loans to be serviced by entering into the Master Servicing Agreement or other agreement with the Master Servicer for the collection of payments made for, and the administration of the accounts of, the Financed Student Loans;

(d) the Issuer, or its designated agent, shall comply, and shall cause all of its officers, directors, employees and agents to comply, with the provisions of the Act and any regulations or rulings thereunder, with respect to Financed Student Loans that were originated under the Act; and

(e) the Issuer, or its designated agent, shall cause the benefits of the Guarantee Agreements, the Interest Subsidy Payments and the Special Allowance Payments to flow to the Indenture Trustee.

The Indenture Trustee shall have no liability for actions taken at the direction of the Issuer, except for negligence or willful misconduct in the performance of its express duties hereunder. The Indenture Trustee shall have no obligation to administer, service or collect the Financed Student Loans or to maintain or monitor the administration, servicing or collection of the Financed Student Loans.

The Indenture Trustee shall not be deemed to be the designated agent of the Issuer for the purposes of this Section 3.7.

Section 3.8 Financed Student Loans; Collections Thereof; Assignment Thereof. The Issuer, through the Master Servicer, shall diligently collect all principal and interest payments on all Financed Student Loans, and all Interest Benefit Payments, insurance, guarantee and default claims and Special Allowance Payments that relate to such Financed Student Loans. The Issuer shall cause the filing and assignment of such claims (prior to the timely filing deadline for such claims under the Regulations, if applicable) by the Master Servicer. The Issuer will comply with the Act and Regulations that apply to the Program and to such Financed Student Loans.

Section 3.9 Opinions as to the Trust Estate.

(a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture and any other requisite documents, and with respect to the filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b) On or before March 31, in each calendar year, beginning in 2006, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any Supplemental Indentures and any other requisite documents and with respect to the filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any Supplemental Indentures and any other requisite documents and the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 31 of the following calendar year. If the Indenture Trustee does not receive the Opinion of Counsel required by this paragraph on or before the date required or if such Opinion of Counsel indicates that the security interest created by this Indenture is no longer in effect or maintained, the Indenture Trustee shall promptly notify each Rating Agency and each Noteholder of such event.

Section 3.10 Appointment of Agents, Etc. The Issuer shall employ and appoint all employees, agents, consultants and attorneys that it may consider necessary.

Section 3.11 Capacity to Sue. The Issuer shall have the power and capacity to sue and to be sued on matters arising out of or relating to the financing of the Financed Student Loans.

Section 3.12 Continued Existence; Successor to Issuer. The Issuer agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust, except as otherwise permitted by this Section 3.12. The Issuer further agrees that it will not (a) sell, transfer or otherwise dispose of all or substantially all of its assets (except Financed Student Loans if such sale, transfer or disposition will discharge this Indenture in accordance with Section 4.10 or Article IX); (b) consolidate with or merge into another entity; or (c) permit one or more other corporations or entities to consolidate with or merge into it. The preceding restrictions in (a), (b) and (c) shall not apply to a transaction if (x) the transferee or the surviving or resulting corporation or entity, if other than the Issuer, by proper written instrument for the benefit of the Indenture Trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Issuer under this Indenture, and (y) the Issuer has received a Rating Confirmation regarding such transaction.

If a transfer is made as provided in this Section 3.12, the provisions of this Section 3.12 shall continue in full force and effect and no further transfer shall be made except in compliance with the provisions of this Section 3.12.

Section 3.13 Amendment of Transfer and Sale Agreements. The Issuer shall notify the Indenture Trustee in writing of any proposed amendments to the Transfer and Sale Agreements. No such amendment shall become effective unless and until the Indenture Trustee consents thereto in writing. The consent of the Indenture Trustee shall not be unreasonably withheld and shall not be withheld if the Indenture Trustee receives an Opinion of Counsel acceptable to it that such an amendment is required by the Act and is not materially prejudicial to the Noteholders. Notwithstanding the foregoing, however, the Indenture Trustee shall consent to any amendment from time to time so long as it is not materially prejudicial to the interests of the Noteholders, and the Indenture Trustee may rely on an Opinion of Counsel to such effect. The Indenture Trustee shall not be required to execute any amendment that affects its rights, duties, immunities or indemnities.

Section 3.14 Representations; Negative Covenants.

(a) The Issuer hereby makes the following representations and warranties to the Indenture Trustee on which the Indenture Trustee relies in authenticating the Notes and on which the Noteholders have relied in purchasing the Notes. Such representations and warranties shall survive the grant of the Trust Estate to the Indenture Trustee pursuant to this Indenture.

(i) Organization and Good Standing. The Issuer is duly formed and validly existing under the laws of Delaware, and has the power to own its assets and to transact the business in which it presently engages.

(ii) Due Qualification. The Issuer is duly qualified to do business and is in good standing, and has obtained all material necessary licenses and approvals, in all jurisdictions where the failure to be so qualified, have such good standing or have such licenses or approvals would have a material adverse effect on the Issuer’s business and operations or in which the actions as required by this Indenture require or will require such qualification.

(iii) Authorization. The Issuer has the power, authority and legal right to execute, deliver and perform this Indenture and to grant the Trust Estate to the Indenture Trustee, and the execution, delivery and performance of this Indenture and grant of the Trust Estate to the Indenture Trustee have been duly authorized by the Issuer.

(iv) Binding Obligation. This Indenture, assuming due authorization, execution and delivery by the Indenture Trustee, constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

(v) No Violation. The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof does not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents of the Issuer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Indenture, nor violate any law or any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Issuer or any of its properties.

(vi) No Proceedings. There are no proceedings, injunctions, writs, restraining orders or investigations to which the Issuer or any of its affiliates is a party pending, or, to the best of the Issuer’s knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Indenture, (B) seeking to prevent the issuance of any Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of this Indenture.

(vii) Approvals. All approvals, authorizations, consents, orders or other actions of any Person, or of any court, governmental agency or body or official, required on the part of the Issuer in connection with the execution and delivery of this Indenture have been taken or obtained on or prior to the Closing Date.

(viii) Place of Business. The Issuer’s place of business and office is located at the Corporate Trust Office of the Owner Trustee.

(ix) Taxes. The Issuer has filed (or caused to be filed) all federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. There is no pending dispute with any taxing authority that, if determined adversely to the Issuer, would result in the assertion by any taxing authority of any material tax deficiency, and the Issuer has no knowledge of a proposed liability for any tax year to be imposed upon its properties or assets for which there is not an adequate reserve reflected in its current financial statements.

(x) Legal Name. The legal name of the Issuer is “CIT Education Loan Trust 2005-1” and has not changed since its formation. The Issuer has no tradenames, fictitious names, assumed names or “dba’s” under which it conducts its business and has made no filing in respect of any such name.

(xi) Business Purpose. The Issuer has acquired the Financed Student Loans conveyed to it under the Depositor Transfer and Sale Agreement for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as an agent of any other Person. The Issuer has adopted and operated consistently with all formalities with respect to its operations and has engaged in no other activities other than those specified in this Indenture and the Depositor Transfer and Sale Agreement and in accordance with the transactions contemplated herein and therein.

(xii) Compliance With Laws. The Issuer is in compliance with all applicable laws and regulations with respect to the conduct of its business and has obtained and maintains all permits, licenses and other approvals as are necessary for the conduct of its operations.

(xiii) Valid Business Reasons; No Fraudulent Transfers. The transactions contemplated by this Indenture are in the ordinary course of the Issuer’s business and the Issuer has valid business reasons for granting the Trust Estate pursuant to this Indenture. At the time of each such grant: (A) the Issuer granted the Trust Estate to the Indenture Trustee without any intent to hinder, delay, or defraud any current or future creditor of the Issuer; (B) the Issuer was not insolvent and did not become insolvent as a result of any such grant; (C) the Issuer was not engaged and was not about to engage in any business or transaction for which any property remaining with it was an unreasonably small capital or for which the remaining assets of it are unreasonably small in relation to its business or the transaction;

(D) the Issuer did not intend to incur, and did not believe or should not have reasonably believed, that it would incur, debts beyond its ability to pay as they become due; and (E) the consideration received by the Issuer for the grant of the Trust Estate was reasonably equivalent to the value of the related grant.

(xiv) No Management of Affairs of Depositor. The Issuer is not and will not be involved in the day-to-day management of the Depositor.

(xv) Ability to Perform. There has been no material impairment in the ability of the Issuer to perform its obligations under this Indenture.

(xvi) Financial Condition. No material adverse change has occurred in the Issuer’s financial status since the date of its formation.

(xvii) Event of Default. No Event of Default has occurred and no event has occurred that, with the giving of notice, the passage of time, or both, would become an Event of Default.

(xviii) Acquisition of Financed Student Loans Legal. The Issuer has complied with all applicable federal, state and local laws and regulations in connection with its acquisition of the Financed Student Loans from the Depositor.

(xix) No Material Misstatements or Omissions. No information, certificate of an officer, statement furnished in writing or report delivered to the Indenture Trustee, the Master Servicer or any Noteholder by the Issuer contains any untrue statement of a material fact or omits a material fact necessary to make such information, certificate, statement or report not misleading.

(b) The Issuer will not:

(i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture;

(ii) claim any credit on, or make any deduction from, the principal amount of any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

(iii) except as otherwise provided herein, dissolve or liquidate in whole or in part, except with the prior written consent of the Indenture Trustee, and to the extent Notes remain Outstanding, approval of the Noteholders and a Rating Confirmation;

(iv) permit the validity or effectiveness of this Indenture, any Supplemental Indenture or any grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby;

(v) except as otherwise provided herein, permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof;

(vi) permit the lien of this Indenture not to constitute a valid first priority, perfected security interest in the Trust Estate;

(vii) incur or assume any indebtedness or guarantee any indebtedness of any Person whether secured by any Financed Student Loans under this Indenture or otherwise, except for such obligations as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture;

(viii) operate such that it would be consolidated with any affiliate and its separate existence disregarded in any federal or state proceeding;

(ix) act as agent of the Depositor or allow the Depositor to act as its agent;

(x) allow the Depositor or any other affiliate to pay its expenses, guarantee its obligations or advance funds to it for payment of expenses; or

(xi) consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property, or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

(c) The Issuer makes the following representations and warranties as to the Trust Estate granted to the Indenture Trustee hereunder on which the Indenture Trustee relies in accepting the Trust Estate. Such representations and warranties shall survive the grant of the Trust Estate to the Indenture Trustee pursuant to this Indenture.

(i) Financed Student Loans. Notwithstanding the definition of “Student Loans” herein, the Issuer covenants not to acquire Student Loans delinquent by more than 90 days.

(ii) Schedule of Financed Student Loans. The information set forth in the Schedule of Financed Student Loans is true and correct in all material respects as of the opening of business on the Closing Date.

(iii) Grant. It is the intention of the Issuer that the transfer herein contemplated constitutes a grant of the Financed Student Loans to the Indenture Trustee.

(iv) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first priority perfected ownership and security interest in the Trust Estate, including the Financed Student Loans, shall have been made no later than 10 days after the Closing Date and copies of the file-stamped financing statements shall be delivered to the Indenture Trustee within 5 Business Days of receipt by the Issuer or its agent from the appropriate secretary of state. The Issuer has not caused, suffered or permitted any lien, pledges, offsets, defenses, claims, counterclaims, charges or security interest with respect to the promissory notes relating to the Financed Student Loans (other than the security interest created in favor of the Indenture Trustee) to be created.

(v) Transfer Not Subject to Bulk Transfer Act. Each grant of the Financed Student Loans by the Issuer pursuant to this Indenture is not subject to the bulk transfer act or any similar statutory provisions in effect in any applicable jurisdiction.

(vi) No Transfer Taxes Due. Each grant of the Financed Student Loans (including all payments due or to become due thereunder) by the Issuer pursuant to this Indenture is not subject to and will not result in any tax, fee or governmental charge payable by the Issuer or the Depositor to any federal, state or local government.

Section 3.15 Additional Covenants. So long as any of the Notes are Outstanding:

(a) The Issuer shall not engage in any business or activity other than in connection with the activities contemplated hereby and in the Transfer and Sale Agreements and in connection with the issuance of the Notes.

(b) The Issuer shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity except as otherwise provided herein.

(c) The funds and other assets of the Issuer shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

(d) The Issuer shall not be, become or hold itself out as being liable for the debts of any other party.

(e) The Issuer shall act solely in its own name and through its duly Authorized Officers in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

(f) The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer may be kept (subject to any provision contained in the statutes) inside or outside of Delaware at such place or places as may be designated from time to time by the Issuer.

(g) All actions of the Issuer shall be taken by a duly Authorized Officer or agent of the Issuer.

(h) The Issuer shall not amend, alter, change or repeal any provision contained in this Section 3.15 without (i) the prior written consent of the Indenture Trustee and (ii) a Rating Confirmation (a copy of which shall be provided to the Indenture Trustee).

(i) The Issuer shall not amend the Trust Agreement without first obtaining the prior written consent of each Rating Agency.

(j) All audited financial statements of the Issuer that are consolidated with those of any affiliate thereof will contain detailed notes clearly stating that (i) all of the Issuer’s assets are owned by the Issuer, and (ii) the Issuer is a separate entity with creditors who have received ownership and/or security interests in the Issuer’s assets.

(k) The Issuer will strictly observe legal formalities in its dealings with the Depositor or any affiliate thereof, and funds or other assets of the Issuer will not be commingled with those of the Depositor or any other affiliate thereof. The Issuer shall not maintain joint bank accounts or other depository accounts to which the Depositor or any other affiliate has independent access. None of the Issuer’s funds will at any time be pooled with any funds of the Depositor or any other affiliate.

(l) The Issuer will maintain an arm’s length relationship with the Depositor (and any affiliate). Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for such services except as otherwise provided in this Indenture. Except as contemplated in this Indenture, the Transfer and Sale Agreements, the Issuer will not hold itself out to be responsible for the debts of the Depositor or the decisions or actions respecting the daily business and affairs of the Depositor.

Section 3.16 Providing of Notice. The Issuer, upon learning of any failure on its part to observe or perform in any material respect any covenant, representation or warranty of the Issuer set forth in this Indenture or the Depositor Transfer and Sale Agreement, or of any failure on the part of the Depositor to observe or perform in any material respect any covenant, representation or warranty of the Depositor set forth in the Transfer and Sale Agreements, shall promptly notify the Indenture Trustee, the Master Servicer and each Rating Agency of such failure.

Section 3.17 Reports by Issuer. The Issuer shall:

(a) provide the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act;

(b) provide the Indenture Trustee within fifteen (15) days after the Issuer is required to file the same with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit by mail to the Noteholders, within thirty (30) days after providing such documentation to the Indenture Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (a) and (b) of this Section 3.17 as may be required by rules and regulations prescribed from time to time by the Commission.

Section 3.18 Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, within one hundred twenty 120 days after the end of each Fiscal Year, a brief certificate from an Authorized Officer as to his knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 3.18, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

Section 3.19 Representations of the Issuer Regarding the Indenture Trustee’s Security Interest. The Issuer hereby represents and warrants for the benefit of the Indenture Trustee and the Noteholders as follows:

(a) This Indenture creates a valid and continuing security interest (as defined in the NY UCC) in the Financed Student Loans in favor of the Indenture Trustee, which security interest is prior to all other liens, charges, security interests, mortgages or other encumbrances, and is enforceable as such as against creditors of and purchasers from the Issuer.

(b) The Financed Student Loans constitute either “payment intangibles” or “promissory notes” within the meaning of the applicable UCC.

(c) The Higher Education Act deems the Financed Student Loans to constitute accounts within the meaning of the applicable UCC for the purposes of perfecting a security interest in the Financed Student Loans.

(d) The Issuer or the Trust Eligible Lender Trustee on behalf of the Issuer owns and has good and marketable title to the Financed Student Loans free and clear of any lien, charge, security interest, mortgage or other encumbrance, claim or encumbrance of any Person.

(e) The Issuer has caused or will have caused, within ten (10) days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Financed Student Loans granted to the Indenture Trustee hereunder.

(f) All executed copies of each promissory note that constitute or evidence the Financed Student Loans have been delivered to either the Indenture Trustee or the Custodian.

(g) The Issuer has received a written acknowledgment from each Custodian that such Custodian is holding the promissory notes that constitute or evidence the Financed Student Loans solely on behalf and for the benefit of the Indenture Trustee.

(h) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Financed Student Loans. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Financed Student Loans other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated; and the Issuer is not aware of any judgment or tax lien filings against Issuer.

The representations and warranties set forth in this Section 3.19 shall survive the termination of this Indenture. The Indenture Trustee shall not waive any of the representations and warranties set forth in this Section 3.19. The Issuer shall take all steps necessary, and shall cause the Custodian to take all steps necessary and appropriate, to maintain the perfection and priority of the Indenture Trustee’s security interest in the Financed Student Loans.

Section 3.20 Covenants of the Issuer Regarding the Indenture Trustee’s Security Interest. The Issuer hereby covenants for the benefit of the Indenture Trustee and the Noteholders that the Issuer shall take all steps necessary, and shall cause the Master Servicer to take all steps necessary and appropriate, to maintain the perfection and priority of the Indenture Trustee’s security interest in the Financed Student Loans.

Section 3.21 Certain Tax Forms and Treatment.

(a) Each Noteholder and any beneficial owner of a Note, if required by law, shall timely furnish the Issuer or its agents any U.S. federal income tax form or certification (such as IRS Form W-8BEN

(Certification of Foreign Status as Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status) with all appropriate attachments, IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms) that the Issuer or its agents may reasonably request and shall update or replace such form or certification in accordance with its terms or its subsequent amendments. The Noteholder understands that the Issuer may require certification acceptable to it (a) to permit the Issuer to make payments to it without, or at a reduced rate of, withholding or (b) to enable the Issuer to qualify for a reduced rate of withholding or back-up withholding in any jurisdiction from or through which the Issuer receives payments on its assets. The Noteholder agrees to provide any such certification that is requested by the Issuer.

(b) The Issuer, the Owner Trustee, the Depositor, the Indenture Trustee and each Noteholder agree to treat such Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes and further agree not to take any action inconsistent with such treatment, unless required by law.

(c) None of the Issuer, the Depositor, or the Indenture Trustee shall cause the Issuer to be treated as a separate entity that is an association taxable as a corporation for U.S. federal income tax purposes.

(d) The Administrator shall on behalf of the Issuer prepare, execute and timely file (or cause to be prepared, appropriately executed and timely filed) all federal, state and local tax and information returns, reports, information, statements and schedules required to be filed by or in respect of the Issuer, in accordance with this Indenture and as may be required under applicable tax laws.

(e) The Issuer and the Depositor intend to treat the Notes as indebtedness of the Depositor (or, if both the Issuer and the Depositor are “disregarded entities,” of the sole owner of the Depositor) and the Issuer assets as assets owned by the Depositor (or, if both the Issuer and the Depositor are “disregarded entities,” of the sole owner of the Depositor) for U.S. federal income tax purposes.

ARTICLE IV

ACCOUNTS

Section 4.1 Creation and Continuation of Trust Accounts and Accounts. There are hereby created and established the following Accounts (collectively, the “Trust Accounts”), which shall be held and maintained as segregated trust accounts by the Indenture Trustee in its corporate trust department for the benefit of the Noteholders:

(i)	Acquisition Account;

(ii)	Collection Account;

(iii)	Distribution Account;

(iv)	Reserve Account; and

(v)	Capitalized Interest Account.

The Indenture Trustee is hereby authorized for the purpose of facilitating the administration of the Trust Estate and for the administration of the Notes to create further Accounts or to create Subaccounts in any of the various Accounts established hereunder that are deemed necessary or desirable.

Section 4.2 Acquisition Account. There shall be deposited into the Acquisition Account moneys from proceeds of the Notes. Financed Student Loans shall be held by the Indenture Trustee or its agent or bailee and shall be pledged to the Trust Estate and accounted for as a part of the Acquisition Account.

Moneys on deposit in the Acquisition Account shall be used, upon receipt by the Indenture Trustee of a Student Loan Acquisition Certificate, to acquire Student Loans listed on Schedule A to the Student Loan Acquisition Certificate within three (3) Business Days of the Closing Date.

Amounts remaining in the Acquisition Account after giving effect to all withdrawals from the Acquisition Account on or about the Closing Date, will be transferred to the Collection Account.

Although the Issuer will be the beneficial owner of Financed Student Loans that were originated under the Act and the Noteholders will have a security interest therein, it is understood and agreed that the Trust Eligible Lender Trustee will be the legal owner thereof and the Indenture Trustee will have a security interest in such Financed Student Loans for and on behalf of the Noteholders. The notes representing Financed Student Loans that were originated under the Act will be held in the name of the Trust Eligible Lender Trustee for the account of the Issuer, for the benefit of the Noteholders.

Section 4.3 Collection Account.

(a) The Indenture Trustee shall deposit into the Collection Account all Available Funds, all moneys transferred from the Capitalized Interest Account as provided in Section 4.7(b), all amounts deposited pursuant to Sections 11.1(b) and 11.2(b), and any other amounts to be deposited therein pursuant to and upon receipt of an Issuer Order.

(b) On or prior to the fifteenth (15th) Business Day of each month, beginning in July 2005, the Indenture Trustee shall calculate the amount of interest expected to accrue on the Class A Notes and on the Class B Notes and make the following allocations with funds on deposit in the Collection Account:

(i) first, deposit into the Distribution Account for the Secretary, an amount equal to the monthly rebate fee expected to be payable to the Secretary from the fifteenth (15th) day of the current calendar month to the fourteenth (14th) day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

(ii) second, deposit into the Distribution Account for each Subservicer, pro rata, an amount equal to their fees expected to be payable from the fifteenth (15th) day of the current calendar month to the fourteenth (14th) day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

(iii) third, deposit into the Distribution Account for the Indenture Trustee, the Trust Eligible Lender Trustee, and the Owner Trustee, pro rata, an amount equal to their fees expected to be payable from the fifteenth (15th) day of the current calendar month to the fourteenth (14th) day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

(iv) fourth, deposit into the Distribution Account for the Master Servicer and Administrator, pro rata, the amounts of the Master Servicing Fee and Administration Fee expected to be payable from the fifteenth (15th) day of the current calendar month to the fourteenth (14th) day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

(v) fifth, deposit into the Distribution Account, pro rata, for each Series of Class A Notes an amount equal to the interest expected to accrue on the Class A Notes from the fifteenth (15th) day of the current calendar month to the fourteenth (14th) day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts; and

(vi) sixth, deposit into the Distribution Account for the Class B Notes an amount equal to the interest expected to accrue on the Class B Notes from the fifteenth (15th) day of the current calendar month to the fourteenth (14th) day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts.

(c) On or prior to the fifteenth (15th) Business Day of each month in which a Distribution Date occurs, the Indenture Trustee shall calculate the amounts required to make the payments in Section 4.4(c) or (d), and deposit such amount into the Distribution Account with funds on deposit in the Collection Account.

Section 4.4 Distribution Account.

(a) The Indenture Trustee shall deposit into the Distribution Account all amounts required to be deposited therein pursuant to Section 4.3(b) and (c). The Indenture Trustee shall use amounts on deposit in the Distribution Account to make the distributions pursuant to Sections 4.3(b), 4.3(c) and 5.2.

(b) On each Monthly Expense Payment Date, the Indenture Trustee shall pay the following fees from amounts on deposit in the Distribution Account and allocated to the payment of those fees, and to the extent of any insufficiency, from amounts on deposit in the Collection Account: (i) the monthly rebate fee payable to the Secretary, (ii) pro rata, the fees of each Subservicer, (iii) pro rata, the fees of the Indenture Trustee, the Trust Eligible Lender Trustee, and the Owner Trustee and (iv) pro rata, the Master Servicing Fee and the Administration Fee. Except for the monthly rebate fee payable to the Secretary, the Indenture Trustee shall make all payments set forth in this Section 4.4(b) directly to the party to whom the fees are due and only upon receipt of an invoice from such party accompanied by a written request for payment and approval by the Administrator or the Master Servicer. The Indenture Trustee shall withhold payment under this Section 4.4(b) until it is reasonably satisfied that the fee to be paid is eligible for payment under the terms of this Indenture. The monthly rebate fee payable to the Secretary shall be paid directly to the Secretary unless the Administrator or Master Servicer submits written evidence satisfactory to the Indenture Trustee that the rebate fee has already been paid.

(c) On each Distribution Date, that is not a Redemption Date, the Indenture Trustee shall make the deposits and distributions set forth in clauses (i) through (viii) below, in the amounts and in the order of priority shown in clauses (i) through (viii) below. The Indenture Trustee shall calculate the amounts payable as Class A Interest Distribution Amount and Class B Interest Distribution Amounts. Distributions shall be made from amounts on deposit in the Distribution Account and allocated to the applicable payment; from and to the extent of the Available Funds on that Distribution Date after payment of the fees set forth in 4.4(b); from amounts transferred from the Capitalized Interest Account through the Distribution Date occurring in December 2006 with respect to clauses (i) and (ii) below on that Distribution Date; and from amounts transferred from the Reserve Account with respect to clauses (i) and

(ii) below on that Distribution Date and with respect to the payment of principal on the Class A Notes and Class B Notes at their Stated Maturities:

(i) to the Class A Noteholders, the Class A Interest Distribution Amount, pro rata, based on the amounts payable as Class A Interest Distribution Amount;

(ii) to the Class B Noteholders, the Class B Interest Distribution Amount, pro rata, based on the amounts payable as Class B Interest Distribution Amount;

(iii) to the Class A Noteholders, the Class A Principal Distribution Amount in the following order:

(1)	pro rata to the Series A-1 Noteholders until paid in full, the Class A Principal Distribution Amount;

(2)	after the Series A-1 Notes have been paid in full, pro rata to the Series A-2 Noteholders until paid in full, the Class A Principal Distribution Amount;

(3)	after the Series A-2 Notes have been paid in full, pro rata to the Series A-3 Noteholders until paid in full, the Class A Principal Distribution Amount;

(4)	after the Series A-3 Notes have been paid in full, pro rata to the Series A-4 Noteholders until paid in full, the Class A Principal Distribution Amount;

(iv) on and after the Stepdown Date, and provided there is no Trigger Event in effect on such Distribution Date, pro rata to the Class B Noteholders until paid in full, the Class B Noteholders Distribution Amount;

(v) to the Reserve Account, the amount, if any, necessary to reinstate the balance of the Reserve Account to the Reserve Account Requirement;

(vi) if the Parity Percentage is not equal to at least the Required Parity Percentage or the Senior Parity Percentage is not equal to at least the Required Senior Parity Percentage, to the Distribution Account to pay principal on the Class A Notes until paid in full, in the order and priority described in subclause (iii) above, the least amount required to increase the Parity Percentage to at least the Required Parity Percentage and the Senior Parity Percentage to at least the Required Senior Parity Percentage, with those percentages computed assuming that immediately prior to the computation, the required payments of principal were actually made on the Class A Notes;

(vii) on and after the Class A Notes have been paid in full, if the Parity Percentage is not equal to at least the Required Parity Percentage, to the Distribution Account to pay principal on the Class B Notes, the least amount required to increase the Parity Percentage to at least the Required Parity Percentage, with that percentage computed assuming that immediately prior to the computation, the required payments of principal were actually made on the Class B Notes; and

(viii) to the Paying Agent for deposit into the Certificate Distribution Account, any remaining amounts after application of the preceding clauses.

Notwithstanding the foregoing, in the event the Financed Student Loans are not sold as described in Section 11.1 or 11.2, on each subsequent Distribution Date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, the Indenture Trustee shall distribute as accelerated payments of principal on the Notes all amounts that would otherwise be paid to the Paying Agent for deposit into the Certificate Distribution Account.

(d) On the Redemption Date, the Indenture Trustee shall make the distributions set forth in clauses (i) through (v) below, in the amounts and in the order of priority shown in clauses (i) through (v) below. These distributions shall be made from amounts on deposit in the Distribution Account from and to the extent of the Available Funds on the Redemption Date after payment of the fees set forth in 4.4(b); from amounts transferred from the Reserve Account.

(i) to the Class A Noteholders, the Class A Interest Distribution Amount, pro rata, based on the amounts payable as Class A Interest Distribution Amount;

(ii) to the Class B Noteholders, the Class B Interest Distribution Amount, pro rata, based on the amounts payable as the Class B Interest Distribution Amount;

(iii) to the Class A Noteholders, the Class A Principal Distribution Amount in the following order:

(1)	pro rata to the Series A-1 Noteholders until paid in full, the Class A Principal Distribution Amount;

(2)	after the Series A-1 Notes have been paid in full, pro rata to the Series A-2 Noteholders until paid in full, the Class A Principal Distribution Amount;

(3)	after the Series A-2 Notes have been paid in full, pro rata to the Series A-3 Noteholders until paid in full, the Class A Principal Distribution Amount;

(4)	after the Series A-3 Notes have been paid in full, pro rata to the Series A-4 Noteholders until paid in full, the Class A Principal Distribution Amount;

(iv) pro rata to the Class B Noteholders until paid in full, the Class B Principal Distribution Amount; and

(v) to the Paying Agent for deposit into the Certificate Distribution Account, any remaining amounts after application of the preceding clauses.

Section 4.5 Reserve Account.

(a) On each Distribution Date, to the extent there are insufficient moneys from Available Funds or in the Collection Account to make the transfers required by clauses (i) and (ii) of Section 4.4(c), and after the transfer of amounts from the Capitalized Interest Account as provided in Section 4.7, the amount of such deficiency shall be paid directly from the Reserve Account.

(b) On the Stated Maturity of any Note and on the Redemption Date for the Notes, to the extent there are insufficient moneys from Available Funds or in the Collection Account to make the transfers required by clauses (iii) and (iv) of Section 4.4(c) and on the Redemption Date for the Notes, to the extent there are insufficient moneys in the Distribution Account or Collection Account to make the transfers required by clause (viii) of Section 4.4(c), the amount of such deficiency shall be paid directly from the Reserve Account.

(c) If the Reserve Account is used for the purposes described in Section 4.5(a) or (b), the Indenture Trustee shall restore the Reserve Account to the Reserve Account Requirement by transfers from the Collection Account on the next Distribution Date, pursuant to Section 4.4(c)(v). If the full amount required to restore the Reserve Account to the Reserve Account Requirement is not available in the Collection Account on such next succeeding Distribution Date, the Indenture Trustee shall continue to transfer funds from the Collection Account as they become available and in accordance with Section 4.4(c)(v) until the deficiency in the Reserve Account has been eliminated.

(d) On any day that the amount in the Reserve Account exceeds the Reserve Account Requirement, the Indenture Trustee shall transfer the excess to the Collection Account.

Section 4.6 Transfers to Paying Agent. The amounts transferred to the Paying Agent in accordance with Section 4.4(c)(viii) and Section 4.4(d)(iii) shall be distributed as provided in the Trust Agreement.

Section 4.7 Capitalized Interest Account.

(a) On each Distribution Date, to the extent there are insufficient moneys in the Distribution Account or Collection Account to make the transfers required by clauses (i) and (ii) of Section 4.4(c), to the extent of moneys in the Capitalized Interest Account the amount of such deficiency shall be paid directly from the Capitalized Interest Account before any amounts on deposit in the Reserve Account are used to pay the deficiency pursuant to Section 4.5(a).

(b) The Capitalized Interest Account will be reduced to $2,500,000 on the Distribution Date occurring in December 2005. Funds remaining in the Capitalized Interest Account on the Distribution Date occurring in December 2005, in excess of $2,500,000 after giving effect to all withdrawals from the Capitalized Interest Account on or prior to that date, will be transferred to the Collection Account. In addition, any funds remaining in the Capitalized Interest Account on the Distribution Date occurring in December 2006, after giving effect to all withdrawals from the Capitalized Interest Account on or prior to that date, will be transferred to the Collection Account.

Section 4.8 Investment of Funds Held by Indenture Trustee. The Indenture Trustee shall invest money held for the credit of any Account or Subaccount held by the Indenture Trustee hereunder as directed in writing by an Authorized Officer of the Issuer, to the fullest extent practicable and reasonable, in Eligible Investments that shall mature or be redeemed prior to the respective dates when the money held for the credit of such Account or Subaccount will be required for the purposes intended. In the absence of any such direction and to the extent practicable, the Indenture Trustee shall invest amounts held hereunder in those Eligible Investments described in clause (a) of the definition of the Eligible Investments. The Indenture Trustee and the Issuer hereby agree that unless an Event of Default shall have occurred hereunder, the Issuer acting by and through an Authorized Officer shall be entitled to, and shall, provide written direction or oral direction confirmed in writing to the Indenture Trustee with respect to any discretionary acts required or permitted of the Indenture Trustee under any Eligible Investments and the Indenture Trustee shall not take such discretionary acts without such written direction. The Indenture Trustee shall verify that all investments of moneys held in any Account or Subaccount held by the Indenture Trustee constitute Eligible Investments.

The Eligible Investments purchased with moneys held for the credit of any Account or Subaccount shall be held by the Indenture Trustee and shall be deemed at all times to be part of such Account or Subaccount, and the Indenture Trustee shall inform the Issuer of the details of all such investments. Upon direction in writing from an Authorized Officer of the Issuer, the Indenture Trustee shall use its best efforts to sell at the best price obtainable, or present for redemption, any Eligible Investments purchased by it as an investment whenever it shall be necessary to provide money to meet any payment from the applicable Account or Subaccount. The Indenture Trustee shall advise the Issuer in writing, on or before the fifteenth (15th) day of each calendar month (or such later date as reasonably consented to by the Issuer), of all investments held for the credit of each Account and Subaccount in its custody under the provisions of this Indenture as of the end of the preceding month and the value thereof, and shall list any investments that were sold or liquidated for less than their Value at the time thereof.

Money in any Account or Subaccount constituting a part of the Trust Estate may be pooled for the purpose of making investments and may be used to pay accrued interest on Eligible Investments purchased. Money in any Account or Subaccount constituting a part of the Trust Estate may not be pooled with money held outside of the Trust Estate for the purpose of making investments. The Indenture Trustee and its affiliates may act as principal or agent in the acquisition or disposition of any Eligible Investments.

Notwithstanding the foregoing, the Indenture Trustee shall not be responsible or liable for any losses on investments made by it hereunder or for keeping all Accounts and Subaccount held by it fully invested at all times, its only responsibility being to comply with the investment instructions of the Issuer or its designee in a non-negligent manner. The Indenture Trustee shall have no liability in respect of losses incurred as a result of liquidation of any Eligible Investment prior to its stated maturity or failure to provide timely written directions.

The Issuer acknowledges that to the extent the regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Issuer the right to receive brokerage confirmations of security transactions, the Issuer waives receipt of such confirmations.

Section 4.9 Indenture Trustee’s Control over the Trust Accounts. The Indenture Trustee, on behalf of the Noteholders, shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee agrees, by its acceptance of the trusts herein created, that it shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Issuer agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Issuer shall notify the Indenture Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

By the fifteenth (15th) Business Day of each month, the Indenture Trustee shall perform month-end reconciliations of each Trust Account as of the end of the prior month and provide a copy of such reconciliations to the Issuer.

With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance of the trusts herein created, that:

(a) any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(b) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of “Delivery”; any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery”; and any Trust Account Property that is an “uncertificated security” under Article VIII of the UCC and that is not governed by clause (a) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of “Delivery.”

Section 4.10 Release; Sale or Exchange of Financed Student Loans. The Indenture Trustee shall, upon receipt of an Issuer Order and subject to the provisions of this Indenture and the satisfaction of the Rating Agency Condition, take all actions reasonably necessary to effect the release of any Financed Student Loans from the lien of this Indenture; provided, however, if the release of Financed Student Loans will not cause the Parity Percentage or the Senior Parity Percentage to fall below the Required Parity Percentage or the Required Senior Parity Percentage, respectively, then Financed Student Loans may be released from the lien of this Indenture without satisfying the Rating Agency Condition for any of the following purposes:

(a) administrative reasons including without limitation the making of Add-on Consolidation Loans;

(b) sales to Guaranty Agencies for claims payments related to defaulted Student Loans; and

(c) required sales to Subservicers for claims payments on Student Loans which have lost their Guarantee due to servicing errors.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.1 Events of Default Defined. For the purpose of this Indenture, the following events are hereby defined as, and are declared to be, “Events of Default”:

(a) default in the due and punctual payment of the principal of or interest on any of the Class A Notes when due;

(b) if no Class A Notes are Outstanding hereunder, default in the due and punctual payment of the principal of or interest on any of the Class B Notes when due;

(c) default in the performance or observance of any other of the covenants, agreements, or conditions on the part of the Issuer to be kept, observed, and performed contained in this Indenture or in the Notes, and continuation of such default for a period of 90 days after written notice thereof by the Indenture Trustee to the Issuer; and

(d) the occurrence of an Event of Bankruptcy with respect to the Issuer.

Any notice herein provided to be given to the Issuer with respect to any default shall be deemed sufficiently given if sent by registered mail with postage prepaid to the Person to be notified, addressed to such Person at the post office address as shown in Section 8.1 or such other address as may hereafter be given as the principal office of the Issuer in writing to the Indenture Trustee by an Authorized Officer of the Issuer. The Indenture Trustee shall give such notice if requested to do so in writing by the Noteholders of at least a majority of the principal amount of the Highest Priority Obligations at the time Outstanding (“Noteholder Approval”).

Section 5.2 Remedy on Default; Possession of Trust Estate. Upon the happening and continuance of any Event of Default, the Indenture Trustee either personally or by its attorneys or agents, may enter into and upon and take possession of such portion of the Trust Estate as shall be in the custody of others, and all property comprising the Trust Estate, and each and every part thereof, and exclude the Issuer and its agents, servants, and employees wholly therefrom, and have, hold, use, operate, manage, and control the same and each and every part thereof, and in the name of the Issuer or otherwise, as they shall deem best, conduct the business thereof and exercise the privileges pertaining thereto and all the rights and powers of the Issuer and use all of the then existing Trust Estate for that purpose, and collect and receive all charges, income and Available Funds of the same and of every part thereof. After deducting therefrom all expenses incurred hereunder and all other proper outlays herein authorized, and all payments that may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants (and any other amounts due and owing including amounts due and owing to the Owner Trustee pursuant to Article VIII of the Trust Agreement), the Indenture Trustee shall apply the rest of the money received by the Indenture Trustee as follows:

(a) if the principal of none of the Obligations shall have become due,

first, to the payment of the interest in default on the Class A Notes, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Class A Notes on which such interest shall be in default, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; and

second, to the payment of the interest in default on the Class B Notes, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Class B Notes on which such interest shall be in default, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture.

(b) if the principal of any of the Obligations shall have become due by declaration of acceleration or otherwise,

first, to the payment of the interest in default on the Class A, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Class A Notes on which such interest shall be in default, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture;

second, to the payment of the principal of all Class A Notes then due, such payments to be made ratably to each Series of Notes based on their Outstanding Amounts without discrimination or preference;

third, to the payment of the interest in default on the Class B Notes, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Class B Notes on which such interest shall be in default, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; and

fourth, to the payment of the principal of all Class B Notes then due, such payments to be made ratably to the Class B Notes based on their Outstanding Amounts without discrimination or preference.

Section 5.3 Remedies on Default; Advice of Counsel. Upon the happening of any Event of Default, the Indenture Trustee may proceed to protect and enforce the rights of the Indenture Trustee and the Noteholders in such manner as counsel for the Indenture Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as, in the opinion of such counsel, may be more effectual to protect and enforce the rights aforesaid. The Indenture Trustee shall give notice of any action it is taking pursuant to Article V with respect to an Event of Default to each Rating Agency.

Section 5.4 Remedies on Default; Sale of Trust Estate. Upon the happening of any Event of Default and if the principal of all of the Outstanding Obligations shall have been declared due and payable, then and in every such case, and irrespective of whether other remedies authorized shall have been pursued in whole or in part, the Indenture Trustee may sell, with or without entry, to the highest bidder the Trust Estate, and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale the Indenture Trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the Issuer and all Persons claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The Indenture Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Issuer, in its name and stead, to make and execute all bills of sale, instruments of assignment and transfer and such other documents of transfer as may be necessary or advisable in connection with a sale of all or part of the Trust Estate, but the Issuer, if so requested by the Indenture Trustee, shall ratify and confirm any sale or sales by executing and delivering to the Indenture Trustee or to such purchaser or purchasers all such instruments as may be necessary, or in the judgment of the Indenture Trustee, proper for the purpose that may be designated in such request. In addition, the Indenture Trustee may proceed to protect and enforce the rights of the Indenture Trustee and the holders of the Obligations in such manner as counsel for the Indenture Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The Indenture Trustee shall take any such action or actions if requested to do so in writing by the Noteholders of at least a majority of the principal amount of the Highest Priority Obligations at the time Outstanding.

Section 5.5 Appointment of Receiver. In case an Event of Default occurs, and if all of the Outstanding Obligations shall have been declared due and payable and in case any judicial proceedings are commenced to enforce any right of the Indenture Trustee or of the Noteholders under this Indenture or otherwise, then as a matter of right, the Indenture Trustee shall be entitled to the appointment of a receiver of the Trust Estate and of the earnings, income or revenue, rents, issues and profits thereof with such powers as the court making such appointments may confer.

Section 5.6 Restoration of Position. In case the Indenture Trustee shall have proceeded to enforce any rights under this Indenture by sale or otherwise, and such proceedings shall have been discontinued, or shall have been determined adversely to the Indenture Trustee, then and in every such case to the extent not inconsistent with such adverse decree, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former respective positions and the rights hereunder in respect to the Trust Estate, and all rights, remedies, and powers of the Indenture Trustee and of the Noteholders shall continue as though no such proceeding had been taken.

Section 5.7 Purchase of Properties by Indenture Trustee or Noteholders. In case of any such sale of the Trust Estate, any Noteholder or Noteholders or committee of Noteholders or the Indenture Trustee, may bid for and purchase such property and upon compliance with the terms of sale may hold, retain possession, and dispose of such property as the absolute right of the purchaser or purchasers without further accountability and shall be entitled, for the purpose of making any settlement or payment for the property purchased, to use and apply any Obligations hereby secured and any interest thereon due and unpaid, by presenting such Obligations in order that there may be credited thereon the sum apportionable and applicable thereto out of the net proceeds of such sale, and thereupon such purchaser or purchasers shall be credited on account of such purchase price payable to him or them with the sum apportionable and applicable out of such net proceeds to the payment of or as a credit on the Obligations so presented.

Section 5.8 Application of Sale Proceeds. The proceeds of any sale of the Trust Estate, together with any funds at the time held by the Indenture Trustee and not otherwise appropriated, shall be applied by the Indenture Trustee as set forth in Section 5.2, and then to the Issuer or whomsoever shall be lawfully entitled thereto.

Section 5.9 Accelerated Maturity. If an Event of Default shall have occurred and be continuing, the Indenture Trustee may declare, or upon the written direction by the Noteholders of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding, shall declare, the principal of all Obligations then Outstanding, and the interest thereon, if not previously due, immediately due and payable, anything in the Obligations or this Indenture to the contrary notwithstanding; provided, however, that a declaration of acceleration upon a default pursuant to Section 5.1(c) or (d) shall require the consent of a majority of the Noteholders of the principal amount of Class A Notes then Outstanding and a majority of the Noteholders of the principal amount of Class B Notes then Outstanding. If the Outstanding Obligations have been declared due and payable, such Outstanding Obligations shall be paid in the order of priority set forth in Section 5.2.

Section 5.10 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. The Issuer covenants that if:

(a) default is made in the payment of any installment of interest, if any, on any Notes when such interest becomes due and payable; or

(b) default is made in the payment of the principal of and premium, if any, on any Notes at their stated Maturity,

then the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal and premium, if any, and interest, with interest upon any overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, if any, at the rate or rates borne by or provided for in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as Indenture Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Notes of such Series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Notes, wherever situated.

If an Event of Default with respect to Notes occurs and is continuing of which a Responsible Officer has actual knowledge, the Indenture Trustee may, after being indemnified to its satisfaction and in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial proceedings as the Indenture Trustee shall deem appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.11 Remedies Not Exclusive. The remedies herein conferred upon or reserved to the Indenture Trustee or the holders of Obligations are not intended to be exclusive of any other remedy, but each remedy herein provided shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing, and every power and remedy hereby given to the Indenture Trustee or to the holders of Obligations, or given by any Supplemental Indenture, may be exercised from time to time as often as may be deemed expedient. No delay or omission of the Indenture Trustee or of any holder of Obligations to exercise any power or right arising from any default hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or to be acquiescence therein.

Section 5.12 Direction of Indenture Trustee. Upon the happening of any Event of Default, the Noteholders of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding, shall have the right by an instrument or instruments in writing delivered to the Indenture Trustee to direct and control the Indenture Trustee as to the method of taking any and all proceedings for any sale of any or all of the Trust Estate, or for the appointment of a receiver, if permitted by law, and may at any time cause any proceedings authorized by the terms hereof to be so taken or to be discontinued or delayed; provided, however, that such Noteholders shall not be entitled to cause the Indenture Trustee to take any proceedings that in the Indenture Trustee’s opinion would be unjustly prejudicial to non-assenting holders of Obligations, but the Indenture Trustee shall be entitled to assume that the action requested by the Noteholders of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding will not be prejudicial to any non-assenting Noteholders unless the Noteholders of at least a majority of the principal amount of Obligations of the non-assenting Noteholders, in writing, show the Indenture Trustee how they will be prejudiced. Anything in this Indenture to the contrary notwithstanding, the Noteholders of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding together with the Noteholders of at least a majority of the principal amount of all other Obligations then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Indenture Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder, provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture. The provisions of this Section 5.12 shall be expressly subject to the provisions of Sections 6.1(c) and 6.5.

Section 5.13 Right to Enforce in Indenture Trustee. No Noteholder of any Obligation shall have any right as such Noteholder to institute any suit, action, or proceedings for the enforcement of the provisions of this Indenture or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, all rights of action hereunder being vested exclusively in the Indenture Trustee, unless and until the Indenture Trustee fails to institute an action or suit after (i) the Noteholders of at least 25% of the Notes shall have previously given to the Indenture Trustee written notice of a default hereunder, and of the continuance thereof, (ii) the Noteholders of at least 25% of the Notes shall have made written request upon the Indenture Trustee and the Indenture Trustee shall have been afforded reasonable opportunity to institute such action, suit or proceeding in its own name, and (iii) the Indenture Trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred therein or thereby, which offer of indemnity shall be an express condition precedent hereunder to any obligation of the Indenture Trustee to take any such action hereunder, and the Indenture Trustee for thirty (30) days after receipt of such notification, request, and offer of indemnity, shall have failed to institute any such action, suit or proceeding. It is understood and intended that no one or more holders of the Obligations shall have the right in any manner whatever by his or their action to affect, disturb, or prejudice the lien of this Indenture or to enforce any right hereunder except in the manner herein provided and for the equal benefit of the Noteholders of not less than a majority of the principal amount of the Obligations then Outstanding.

The Indenture Trustee and the Noteholders covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Section 5.14 Physical Possession of Obligations Not Required. In any suit or action by the Indenture Trustee arising under this Indenture or on all or any of the Obligations issued hereunder, or under any Supplemental Indenture, the Indenture Trustee shall not be required to produce such Obligations, but shall be entitled in all things to maintain such suit or action without their production.

Section 5.15 Waivers of Events of Default. The Indenture Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of Obligations, and shall do so upon the written request of the Noteholders of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal of or premium on any Outstanding Obligations at the date of maturity or redemption thereof, or any default in the payment when due of the interest on any such Obligations, unless prior to such waiver or rescission, all arrears of interest or all arrears of payments of principal and premium, if any, and all expenses of the Indenture Trustee, in connection with such default shall have been paid or provided for or (b) any default in the payment of amounts set forth in Section 6.5. In case of any such waiver or rescission, or in case any proceedings taken by the Indenture Trustee on account of any such default shall have been discontinued or abandoned or determined adversely to the Indenture Trustee, then and in every such case the Issuer, the Indenture Trustee and the holders of Obligations shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to or affect any subsequent or other default, or impair any rights or remedies consequent thereon.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.1 Acceptance of Trust. The Indenture Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

(a) Except during the continuance of an Event of Default,

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of this Indenture and whether or not they contain the statements required under this Indenture.

(b) In case an Event of Default has occurred and is continuing, the Indenture Trustee, in exercising the rights and powers vested in it by this Indenture, shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(c) Before taking any action hereunder requested by Noteholders, the Indenture Trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the Noteholders for the reimbursement of all expenses it may incur and to protect it against liability arising from any action taken by the Indenture Trustee (excluding, however, any action taken by the Indenture Trustee acting as Master Servicer pursuant to Section 6.15).

Section 6.2 Recitals of Others. The recitals, statements, and representations set forth herein and in the Notes shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for the correctness of the same. The Indenture Trustee makes no representations as to the title of the Issuer in the Trust Estate or as to the security afforded thereby and hereby, or as to the validity or sufficiency of this Indenture or of the Notes issued hereunder, and the Indenture Trustee shall incur no responsibility in respect of such matters.

Section 6.3 As to Filing of Indenture. The Indenture Trustee shall be under no duty (a) to file or record, or cause to be filed or recorded, this Indenture or any Supplemental Indenture, (b) or to procure any further order or additional instruments of further assurance, (c) to see to the delivery to it of any personal property intended to be mortgaged or pledged hereunder or thereunder, (d) or to do any act that may be suitable to be done for the better maintenance of the lien or security hereof (other than the filing of any continuation statements (but not initial financing statements)), or (e) for giving notice of the existence of such lien, or for extending or supplementing the same or to see that any rights to the Trust Estate and Accounts intended now or hereafter to be transferred in trust hereunder are subject to the lien hereof. The Indenture Trustee shall not be liable for failure of the Issuer to pay any tax or taxes in respect of such property, or any part thereof, or the income therefrom or otherwise, nor shall the Indenture

Trustee be under any duty in respect of any tax that may be assessed against it or the Noteholders in respect of such property or the pledged Trust Estate and Accounts.

Section 6.4 Indenture Trustee May Act Through Agents. The Indenture Trustee may execute any of the trusts or powers hereof and perform any duty hereunder, either itself or by or through its attorneys, agents, or employees, and it shall not be answerable or accountable for any default, neglect, or misconduct of any such attorneys, agents, or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. All reasonable costs incurred by the Indenture Trustee and all reasonable compensation to all such Persons, including reasonable compensation of its counsel, as may reasonably be employed in connection with the trusts hereof shall be paid by the Issuer.

Section 6.5 Indemnification of Indenture Trustee. Other than with respect to its duties to make payment on the Obligations when due, and its duty to pursue the remedy of acceleration as provided in Section 5.2, for each of which no additional security or indemnity may be required, the Indenture Trustee shall be under no obligation or duty to perform any act at the request of Noteholders or to institute or defend any suit in respect thereof unless properly indemnified and provided with security to its satisfaction as provided in Section 6.1(c). The Indenture Trustee shall not be required to take notice, or be deemed to have knowledge, of any default or Event of Default of the Issuer hereunder and may conclusively assume that there has been no such default or Event of Default (other than an Event of Default described in Sections 5.1(a) or (b)) unless and until a Responsible Officer shall have been specifically notified in writing at the address in Section 8.1 of such default or Event of Default by (a) the Noteholders of the required percentages in principal amount of the Obligations then Outstanding hereinabove specified or (b) an Authorized Officer of the Issuer. However, the Indenture Trustee may begin suit, or appear in and defend suit, execute any of the trusts hereby created, enforce any of its rights or powers hereunder, or do anything else in its judgment proper to be done by it as Indenture Trustee, without assurance of reimbursement or indemnity, and in such case the Indenture Trustee shall be reimbursed or indemnified by the Noteholders requesting such action, if any, or the Issuer in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith, unless such costs and expenses, liabilities, outlays and attorneys’ fees and other reasonable disbursements properly incurred in connection therewith are adjudicated to have resulted from the negligence or willful misconduct of the Indenture Trustee. In furtherance and not in limitation of this Section 6.5, the Indenture Trustee shall not be liable for, and shall be held harmless by the Issuer from, following any orders, instructions or other directions upon which the Indenture Trustee is authorized to rely pursuant to this Indenture or any other agreement to which it is a party. If the Issuer or the Noteholders, as appropriate, shall fail to make such reimbursement or indemnification, the Indenture Trustee may reimburse itself from any money in its possession under the provisions of this Indenture, subject only to the prior lien of the Obligations for the payment of the principal thereof, premium, if any, and interest thereon from the Collection Account. None of the provisions contained in this Indenture or any other agreement to which it is a party shall require the Indenture Trustee to act or to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers (excluding, however, any duties, rights or powers of the Indenture Trustee acting as Master Servicer pursuant to Section 6.15) if the Noteholders shall not have offered security and indemnity acceptable to it or if it shall have reasonable grounds for believing that prompt repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Issuer shall indemnify the Indenture Trustee and its officers, agents, directors and employees, against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder (excluding, however, any duties of the Indenture Trustee acting as Master Servicer pursuant to Section 6.15) or under the Basic Documents including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Basic Documents. Without limiting the foregoing, the Issuer agrees to indemnify and hold harmless the Indenture Trustee from and against any liability (including for taxes, penalties or interest asserted by any taxing jurisdiction) arising from any failure to withhold taxes from amounts payable in respect of payments from the Collection Account. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder, except to the extent of any loss, liability or expense resulting from such failure. The Issuer need not reimburse any expense or indemnity against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own negligence or willful misconduct.

Section 6.6 Indenture Trustee’s Right to Reliance. The Indenture Trustee shall fully be protected in acting upon any notice, resolution, request, consent, order, certificate, report, appraisal, opinion, report or document of the Issuer, the Administrator or the Master Servicer or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Indenture Trustee may consult with experts and with counsel (who may, but need not, be counsel for the Issuer, the Indenture Trustee, or for a Noteholder), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered, and in respect of any determination made by it hereunder in good faith and in accordance with the opinion of such counsel.

Whenever in the administration hereof the Indenture Trustee shall reasonably deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by an Authorized Officer of the Issuer or an authorized officer of the Master Servicer.

The Indenture Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereby; provided, however, that the Indenture Trustee shall be liable for its negligence or willful misconduct in taking such action.

The Indenture Trustee is authorized, under this Indenture, subject to Section 4.10, to sell, assign, transfer or convey Financed Student Loans in accordance with an Issuer Order. If such Financed Student Loan was originated under the Act, such Issuer Order shall certify that the Person to whom such Financed Student Loan is sold, assigned, transferred, or conveyed is an Eligible Lender unless not required by the Act. The Indenture Trustee is further authorized to enter into agreements with other Persons, in its capacity as Indenture Trustee, in order to carry out or implement the terms and provisions of this Indenture.

The duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, and the Indenture Trustee shall take such action with respect to this Indenture as it shall be directed hereunder, and the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and as specifically directed by the Issuer or the Master Servicer, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

The Indenture Trustee shall not be liable for any error of judgment made in good faith by an officer or officers of the Indenture Trustee, unless it shall be conclusively determined by a court of competent jurisdiction that the Indenture Trustee was negligent in ascertaining the pertinent facts.

The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any negligence or willful misconduct on the part of any agent, attorney, custodian or nominee so appointed.

Section 6.7 Compensation of Indenture Trustee. Except as otherwise expressly provided herein, all advances, counsel fees and other expenses reasonably made or incurred by the Indenture Trustee in and about the execution and administration of the trust hereby created and reasonable compensation to the Indenture Trustee for its services in the premises shall be paid by the Issuer. The compensation of the Indenture Trustee shall not be limited to or by any provision of law in regard to the compensation of trustees of an express trust. If not paid by the Issuer, the Indenture Trustee shall have a lien against all money held pursuant to this Indenture, subject only to the prior lien of the Obligations against the money and investments in the Collection Account for the payment of the principal thereof, premium, if any, and interest thereon, for such reasonable compensation, expenses, advances and counsel fees incurred in and about the execution of the trusts hereby created and the exercise and performance of the powers and duties of the Indenture Trustee hereunder and the cost and expense incurred in defending against any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful misconduct of the Indenture Trustee).

Section 6.8 Indenture Trustee May Own Notes. The Indenture Trustee hereunder, or any successor Indenture Trustee, in its individual or other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, with the same rights it would have if it were not the Indenture Trustee. The Indenture Trustee may act as depository for, and permit any of its officers or directors to act as a member of, or act in any other capacity in respect to, any committee formed to protect the rights of the Noteholders or to effect or aid in any reorganization growing out of the enforcement of the Notes or of this Indenture, whether or not any such committee shall represent the Noteholders of more than 66% of the principal amount of the Outstanding Obligations.

Section 6.9 Resignation of Indenture Trustee. The Indenture Trustee and any successor to the Indenture Trustee may resign and be discharged from the trust created by this Indenture by giving to the Issuer notice in writing, which notice shall specify the date on which such resignation is to take effect; provided, however, that such resignation shall only take effect on the day specified in such notice if a successor Indenture Trustee shall have been appointed pursuant to Section 6.11 (and is qualified to be the Indenture Trustee under the requirements of Section 6.11). If no successor Indenture Trustee has been appointed by the date specified or within a period of 90 days from the receipt of the notice by the Issuer, whichever period is the longer, the Indenture Trustee may (a) appoint a temporary successor Indenture Trustee having the qualifications provided in Section 6.11 or (b) request a court of competent jurisdiction to (i) require the Issuer to appoint a successor, as provided in Section 6.11, within 3 days of the receipt of citation or notice by the court, or (ii) appoint an Indenture Trustee having the qualifications provided in Section 6.11. In no event may the resignation of the Indenture Trustee be effective until a qualified successor Indenture Trustee shall have been selected and appointed. In the event a temporary successor Indenture Trustee is appointed pursuant to (a) above, the Issuer may remove such temporary successor Indenture Trustee and appoint a successor thereto pursuant to Section 6.11.

Section 6.10 Removal of Indenture Trustee. The Indenture Trustee or any successor Indenture Trustee may be removed (a) at any time by the Noteholders of a majority of the principal amount of the Highest Priority Obligations then Outstanding, (b) by the Issuer for cause or upon the sale or other disposition of the Indenture Trustee or its corporate trust functions or (c) by the Issuer without cause so long as no Event of Default as described in Sections 5.1(a), (b) or (c) exists or has existed within the last 30 days, upon payment to the Indenture Trustee so removed of all money then due to it hereunder and appointment by the Issuer of a successor having the qualifications set forth in Section 6.11 and acceptance thereof by said successor. One copy of any such order of removal shall be filed with the Issuer and the other with the Indenture Trustee so removed.

In the event an Indenture Trustee (or successor Indenture Trustee) is removed by any Person or for any reason permitted hereunder, such removal shall not become effective until (a) in the case of removal by the Noteholders, such Noteholders by instrument or concurrent instruments in writing (signed and acknowledged by such Noteholders or their attorneys-in-fact) filed with the Indenture Trustee removed have appointed a successor Indenture Trustee or otherwise the Issuer shall have appointed a successor, and (b) the successor Indenture Trustee has accepted appointment as such.

Section 6.11 Successor Indenture Trustee In case at any time the Indenture Trustee or any successor Indenture Trustee shall resign, be dissolved, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Indenture Trustee or of any successor Indenture Trustee or of its officers shall be taken over by any public officer or officers, a successor Indenture Trustee may be appointed by the Issuer. In the case of any such appointment by the Issuer of a successor Indenture Trustee, the Issuer shall forthwith cause notice thereof to be mailed to the Noteholders at the address of each Noteholder appearing on the note registration books maintained by the Indenture Trustee. Every successor Indenture Trustee appointed by the Noteholders, by a court of competent jurisdiction, or by the Issuer shall be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein, that has a reported capital and surplus of not less than $50,000,000, be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and be an Eligible Lender so long as such designation is necessary to maintain guarantees and federal benefits under the Act with respect to Financed Student Loans that were originated under the Act.

Section 6.12 Manner of Vesting Title in Indenture Trustee Any successor Indenture Trustee appointed hereunder shall execute, acknowledge, and deliver to its predecessor Indenture Trustee, and also to the Issuer, an instrument accepting such appointment hereunder, and thereupon such successor Indenture Trustee, without any further act, deed, or conveyance shall become fully vested with all the estate, properties, rights, powers, trusts, duties, and obligations of its predecessors in trust hereunder (except that the predecessor Indenture Trustee shall continue to have the benefits to indemnification hereunder together with the successor Indenture Trustee), with like effect as if originally named as Indenture Trustee herein; but the Indenture Trustee ceasing to act shall nevertheless, on the written request of an Authorized Officer of the Issuer, or an authorized officer of the successor Indenture Trustee, execute, acknowledge, and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Indenture Trustee all the right, title, and interest of the Indenture Trustee that it succeeds, in and to the Trust Estate and such rights, powers, trusts, duties, and obligations, and the Indenture Trustee ceasing to act also shall, upon like request, pay over, assign, and deliver to the successor Indenture Trustee any money or other property or rights subject to the lien of this Indenture, including any pledged securities that may then be in its possession. Should any deed or instrument in writing from the Issuer be required by the successor Indenture Trustee for more fully and certainly vesting in and confirming to such new Indenture Trustee such estate, properties, rights, powers, and duties, any and all such deeds and instruments in writing shall on request be executed, acknowledged and delivered by the Issuer.

In case any of the Notes to be issued hereunder shall have been authenticated but not delivered, any successor Indenture Trustee may adopt the certificate of authentication of the Indenture Trustee or of any successor to the Indenture Trustee; and in case any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes in its own name; and in all such cases such certificate shall have the full force that it has anywhere in the Notes or in this Indenture.

Section 6.13 Additional Covenants by the Indenture Trustee to Conform to the Act. The Indenture Trustee covenants that it will at all times be an Eligible Lender under the Act so long as such designation is necessary, as determined by the Issuer, to maintain the guarantees and federal benefits under the Act with respect to Financed Student Loans that were originated under the Act, that it will acquire Student Loans originated under the Act in its capacity as an Eligible Lender, and that it will not dispose of or deliver any Student Loans originated under the Act or any security interest in any such Student Loans to any party who is not an Eligible Lender so long as the Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of such Student Loans; provided, however, that nothing above shall prevent the Indenture Trustee from delivering Student Loans originated under the Act to the Master Servicer or the Guaranty Agency.

Section 6.14 Limitation with Respect to Examination of Reports. Except as provided in this Indenture, the Indenture Trustee shall be under no duty to examine, inspect or review any report or statement or other document required or permitted to be filed with it by the Issuer. Pursuant to Sections 4 and 7 of the Master Servicing Agreement and Sections 2, 6, 16 and 17 of the Administration Agreement, the Indenture Trustee shall receive from the Master Servicer or Administrator certain reports, statements and other documents. Notwithstanding the receipt thereof by the Indenture Trustee, the Indenture Trustee, unless it has become the Master Servicer or the Administrator, shall have no duty to inspect, examine or review any such information for any purpose regardless of the format in which it is received by the Indenture Trustee.

Section 6.15 Master Servicing Agreement. The Indenture Trustee acknowledges the receipt of a copy of the Master Servicing Agreement. The Indenture Trustee, by the execution hereof, covenants, represents and agrees that upon any termination of the Master Servicer pursuant to the Master Servicing Agreement, the Indenture Trustee shall, pursuant to Section 11 of the Master Servicing Agreement, act as Master Servicer until a successor servicer has been appointed as provided in that Section 11.

Section 6.16 Additional Covenants of Indenture Trustee. The Indenture Trustee, by the execution hereof, covenants, represents and agrees that:

(a) it will not exercise any of the rights, duties, or privileges under this Indenture in such manner as would cause the Student Loans held or acquired under the terms hereof to be transferred, assigned, or pledged as security to any Person other than as permitted by this Indenture;

(b) so long as any of the Financed Student Loans were originated under the Act, it will comply with the Act and the Regulations and will, upon written notice from an Authorized Officer of the Issuer, the Secretary, or the Guaranty Agency, use its reasonable efforts to cause this Indenture to be amended (in accordance with Section 7.1) if the Act or Regulations are hereafter amended so as to be contrary to the terms of this Indenture; and

(c) it will not consent to the release by any Subservicer of promissory notes representing Financed Student Loans unless either (i) such Financed Student Loans have been paid in full, (ii) such Financed Student Loans have been purchased at a purchase price equal to not less than the principal balance thereof plus unamortized premium, if any, and interest accrued thereon, or (iii) a successor

Subservicer has replaced such Subservicer requiring a transfer of those promissory notes to the successor Subservicer.

Section 6.17 Duty of Indenture Trustee with Respect to Rating Agencies. It shall be the duty of the Indenture Trustee to notify each Rating Agency then rating any of the Notes (but the Indenture Trustee shall incur no liability for any failure to do so) of (a) any change, expiration, extension, or renewal of this Indenture, (b) redemption or defeasance of any or all the Notes, (c) any change in the Indenture Trustee or (d) any other information specifically required to be reported to each Rating Agency under any Supplemental Indenture; provided, however, the provisions of this Section 6.17 do not apply when such documents have been previously supplied to such Rating Agency and the Indenture Trustee has received written evidence to such effect, all as may be required by this Indenture. All notices required to be forwarded to the Rating Agencies under this Section 6.17 shall be sent in writing at the following addresses:

Fitch Ratings

One State Street Plaza

32nd Floor

New York, New York 10004

Attention: ABS Surveillance

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention: ABS Monitoring Unit

Standard & Poor’s

55 Water Street

40th Floor

New York, New York 10041

Attention: Asset-Backed Surveillance

The Indenture Trustee also acknowledges that each Rating Agency’s periodic review for maintenance of a Rating on any Series of the Notes may involve discussions and/or meetings with representatives of the Indenture Trustee at mutually agreeable times and places.

Section 6.18 Merger of the Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Indenture, without the execution or filing of any paper of any further act on the part of any other parties hereto.

Section 6.19 Receipt of Funds from Master Servicer. The Indenture Trustee shall not be accountable or responsible in any manner whatsoever for any action of the Issuer, the depository bank of any funds of the Issuer, or the Master Servicer while the Master Servicer is acting as bailee or agent of the Indenture Trustee with respect to the Student Loans except, to the extent provided in the Master Servicing Agreement or custodian agreement, for actions taken in compliance with any instruction or direction given to the Indenture Trustee, or for the application of funds or moneys by the Master Servicer until such time as funds are received by the Indenture Trustee.

Section 6.20 Special Circumstances Leading to Resignation of Indenture Trustee. Because the Indenture Trustee serves as trustee hereunder for Obligations of different priorities, it is possible that circumstances may arise that will cause the Indenture Trustee to resign from its position as trustee for one or more of the Obligations. In the event that the Indenture Trustee makes a determination that it should so resign, due to the occurrence of an Event of Default or potential default hereunder, or otherwise, the Issuer may permit such resignation as to one or more of the Obligations or request the Indenture Trustee’s resignation as to all Obligations, as the Issuer may elect. If the Issuer should determine that a conflict of interest has arisen as to the trusteeship of any of the Obligations, it may authorize and execute a Supplemental Indenture with one or more successor Indenture Trustees, under which the administration of certain of the Obligations would be separated from the administration of the other Obligations.

Section 6.21 Survival of Indenture Trustee’s Rights to Receive Compensation, Reimbursement and Indemnification. The Indenture Trustee’s rights to receive compensation, reimbursement and indemnification of money due and owing hereunder at the time of the Indenture Trustee’s resignation or removal shall survive the Indenture Trustee’s resignation or removal.

Section 6.22 Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be an Indenture Trustee hereunder that shall be eligible to act as Indenture Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.22, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Issuer nor any Person directly or indirectly controlling or controlled by, or under common control with, the Issuer shall serve as Indenture Trustee. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.22, it shall resign immediately in the manner and with the effect specified in this Article VI.

Section 6.23 Payment of Taxes and Other Governmental Charges.

(a) The Indenture Trustee shall request, and Noteholders shall provide, all appropriate tax certifications and forms necessary to enable the Issuer or its agents, to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold in respect of the Notes under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any law or regulation, and to pay, deduct or withhold any such taxes or charges and remit them to the relevant taxing authorities as required under law. Such certification shall take the form of a correct, complete and executed U.S. Internal Revenue Service Form W-8BEN, W-8ECI, W-8IMY, or W-9 (or any successors thereto), including appropriate attachments, as applicable, that identifies such Noteholder.

(b) If such forms are not provided or if any tax or other governmental charge shall otherwise become payable by or on behalf of the Indenture Trustee, including any tax or governmental charge required to be withheld from any payment made by the Indenture Trustee under the provisions of any applicable law or regulation with respect to any Trust Property or the Notes, such tax or governmental charge shall be payable by the Noteholder and may be withheld by the Indenture Trustee. The Issuer and the Indenture Trustee shall have the right to refuse the surrender, registration of transfer or exchange of any Note with respect to which such tax or other governmental charge shall be payable until such payment shall have been made by the Noteholder.

Section 6.24 Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes of any Series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes, of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel) and of the Noteholders allowed in such judicial proceeding; and

(b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Noteholder of Notes to make such payments to the Indenture Trustee, and if the Indenture Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, and any other amounts due the Indenture Trustee or any predecessor Indenture Trustee.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder of a Note in any such proceeding.

In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholders parties to any such proceedings.

Section 6.25 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. An Indenture Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

ARTICLE VII

SUPPLEMENTAL INDENTURES

Section 7.1 Supplemental Indentures Not Requiring Consent of Noteholders. The Issuer and the Indenture Trustee may, without the consent of or notice to any of the Noteholders, enter into any indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

(a) to cure any ambiguity or defect or omission in this Indenture;

(b) to grant to or confer upon the Indenture Trustee for the benefit of the Noteholders any additional benefits, rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Noteholders or the Indenture Trustee;

(c) to subject to this Indenture additional revenues, properties or collateral;

(d) to modify, amend or supplement this Indenture or any Supplemental Indenture in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any Supplemental Indenture such other terms, conditions and provisions as may be permitted by said Trust Indenture Act or similar federal statute;

(e) to evidence the appointment of a separate or co-Indenture Trustee or a co-registrar or transfer agent or the succession of a new Indenture Trustee hereunder, or any additional or substitute Guaranty Agency or Master Servicer;

(f) to add such provisions to or to amend such provisions of this Indenture as may, in Note Counsel’s opinion, be necessary or desirable to assure implementation of the Program in conformance with the Act if along with such Supplemental Indenture there is filed a Note Counsel’s opinion to the effect that the addition or amendment of such provisions will in no way impair the existing security of the Noteholders or any holders of Outstanding Obligations;

(g) to make any change as shall be necessary in order to obtain and maintain for any of the Notes an investment grade Rating from a nationally recognized rating service, which changes, in the opinion of the Indenture Trustee are not to the prejudice of the Noteholder of any of the Obligations;

(h) to make any changes necessary to comply with the Act, the Regulations or the Code and the regulations promulgated thereunder;

(i) [Reserved];

(j) [Reserved];

(k) to create any additional Accounts or Subaccounts under this Indenture deemed by the Indenture Trustee to be necessary or desirable;

(l) to amend the Indenture to allow for any Notes to be supported by a letter of credit or insurance policy or a liquidity agreement, including amendments with respect to repayment to such a provider on a parity with any Notes and providing rights to such provider under this Indenture, including with respect to defaults and remedies;

(m) to amend the Indenture to provide for use of a surety bond or other financial guaranty instrument in lieu of cash and/or Eligible Investments in all or any portion of the Reserve Account, so long as such action shall not adversely affect the Ratings on any of the Notes;

(n) to make any other change with Rating Confirmation; or

(o) to make any other change that, in the judgment of the Indenture Trustee, is not to the material prejudice of the Noteholders or any holders of Obligations;

provided, however, that nothing in this Section 7.1 shall permit, or be construed as permitting, (a) without the consent of the Noteholders of each affected Note, (i) an extension of the maturity date of the principal of or the interest on any Obligation, or (ii) a reduction in the principal amount of any Obligation or the rate of interest thereon, or (iii) a privilege or priority of any Obligation or Obligations over any other Obligation or Obligations except as otherwise provided herein, or (iv) a reduction in the aggregate principal amount of the Obligations required for consent to a Supplemental Indenture, or (v) the creation of any lien other than a lien ratably securing all of the Obligations at any time Outstanding hereunder except as otherwise provided herein or (b) any modification of the trusts, powers, rights, duties, remedies, immunities and privileges of the Indenture Trustee without the prior written approval of the Indenture Trustee, which approval shall be evidenced by execution of a Supplemental Indenture.

The Indenture Trustee shall provide written notice to the Rating Agencies prior to entering into any Supplemental Indenture for any one or more of the purposes set forth in paragraphs (a)—(o) above.

Section 7.2 Supplemental Indentures Requiring Consent of Noteholders. Exclusive of Supplemental Indentures covered by Section 7.1 and subject to the terms and provisions contained in this Section 7.2, and not otherwise, the Noteholders of not less than a majority of the principal amount of each Class of affected Notes then Outstanding shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Indenture Trustee of such Supplemental Indentures as shall be deemed necessary and desirable by the Issuer or the Indenture Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Indenture; provided, however, that nothing in this Section 7.2 shall permit, or be construed as permitting (a) without the consent of the Noteholders of each affected Note, (i) an extension of the maturity date of the principal of or the interest on any Obligation, or (ii) a reduction in the principal amount of any Obligation or the rate of interest thereon, or (iii) a privilege or priority of any Obligation or Obligations over any other Obligation or Obligations except as otherwise provided herein, or (iv) a reduction in the aggregate principal amount of the Obligations required for consent to a Supplemental Indenture, or (v) the creation of any lien other than a lien ratably securing all of the Obligations at any time Outstanding hereunder except as otherwise provided herein or (b) any modification of the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of the Indenture Trustee without the prior written approval of the Indenture Trustee.

If at any time the Issuer shall request that the Indenture Trustee enter into any such Supplemental Indenture for any of the purposes in this Section 7.2, the Indenture Trustee shall be entitled to receive an Opinion of Counsel from the Issuer that all conditions precedent to the execution of any Supplemental Indenture have been met. The Indenture Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed by registered or certified mail to each Noteholder of an Obligation at the address shown on the registration books. Such notice (which shall be prepared by the Issuer) shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal corporate trust office of the Indenture Trustee for inspection by all Noteholders. If, within sixty (60) days, or such longer period as shall be prescribed by the Issuer, following the mailing of such notice, the Noteholders of not less than a majority of the principal amount of each class of affected Notes then Outstanding at the time of the execution of any such Supplemental Indenture shall have consented in writing to and approved the execution thereof as herein provided, no Noteholder of any Obligation shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Indenture Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof.

The Indenture Trustee shall provide written notice to the Rating Agencies prior to entering into any Supplemental Indenture for any of the purposes in this Section 7.2.

Upon the execution of any such Supplemental Indenture as in this Section 7.2 permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

Section 7.3 Additional Limitation on Modification of Indenture. None of the provisions of this Indenture (including Sections 7.1 and 7.2) shall permit an amendment to the provisions of the Indenture that permits the transfer of all or part of the Financed Student Loans that were originated under the Act or granting of a security interest therein to any Person other than an Eligible Lender unless the Act or Regulations are hereafter modified so as to permit the same.

Section 7.4 Notice of Defaults. Within ninety (90) days after the occurrence of any default hereunder with respect to the Notes, the Indenture Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Indenture Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest with respect to any Note, or in the payment of any sinking fund installment with respect to the Notes, the Indenture Trustee shall be protected in withholding such notice if and so long as an authorized officer of the Indenture Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders. For the purpose of this Section 7.4, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

Section 7.5 Conformity with the Trust Indenture Act. Every Supplemental Indenture executed pursuant to this Article VII shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Notices. Any notice, request or other instrument required by this Indenture to be signed or executed by the holders of Obligations may be executed by the execution of any number of concurrent instruments of similar tenor, and may be signed or executed by such holders of Obligations in person or by agent appointed in writing. As a condition for acting thereunder the Indenture Trustee may demand proof of the execution of any such instrument and of the fact that any Person claiming to be the owner of any of said Obligations is such owner and may further require the actual deposit of such Obligation or Obligations with the Indenture Trustee. The fact and date of the execution of such instrument may be proved by the certificate of any officer in any jurisdiction who by the laws thereof is authorized to take acknowledgments of deeds within such jurisdiction, that the person signing such instrument acknowledged before him the execution thereof, or may be proved by any affidavit of a witness to such execution sworn to before such officer.

The amount of Notes held by any Person executing such instrument as a Noteholder and the fact, amount, and numbers of the Notes held by such Person and the date of his holding the same may be proved by a certificate executed by any responsible trust company, bank, banker, or other depository in a form approved by the Indenture Trustee, showing that at the date therein mentioned such Person had on deposit with such depository the Notes described in such certificate; provided, however, that at all times the Indenture Trustee may require the actual deposit of such Note or Notes with the Indenture Trustee.

All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or facsimile or similar writing) at the following addresses, and each address shall constitute each party’s respective “Corporate Trust Office” for purposes of the Indenture:

If intended for the Issuer:

CIT Education Loan Trust 2005-1

c/o Chase Bank USA, National Association

500 Stanton Christiana Road, FL3/Ops4

Newark, Delaware 19713

Attention: Worldwide Securities Services

Telephone: 302-552-6279

Facsimile: 302-552-6280

with a copy to:

Education Lending Services, Inc.

6 East Fourth Street, Suite 300

Cincinnati, Ohio 45202

Attention: Susan Ballard Salyer

with a copy to:

Education Lending Group, Inc.

12680 High Bluff Drive, Suite 310

San Diego, CA 92130

Attention: Douglas L. Feist

and with a copy to:

CIT Group Inc.

1 CIT Drive

Livingston, New Jersey 07039

Attention: Treasury Department

Telephone: (973) 740-5000

Facsimile: (973) 535-5900

If intended for the Indenture Trustee:

The Bank of New York

c/o BNY Midwest Trust Company

2 North LaSalle Street, Suite 1020

Chicago, IL 60602

Attention: Sally R. Tokich, Assistant Vice President

Telephone:312-827-8570

Facsimile:312-827-8562

If intended for the Eligible Lender Trustee:

The Bank of New York

c/o The Bank of New York Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL 32256

Attention: George Bemister

Telephone:(904) 998-4720

Facsimile: (904) 645-1921

Any party may change the address to which subsequent notices to such party are to be sent, or of its principal office, by notice to the others, delivered by hand or received by telex or telecopier or registered first-class mail, postage prepaid. Each such notice, request or other communication shall be effective when delivered by hand or received by telex or telecopier or first-class mail, postage prepaid.

Section 8.2 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register; provided that so long as the certificates for the Notes issued under this Indenture are not issued pursuant to Section 1.1(f), the Securities Depository shall be the absolute owner of all of the Notes, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Note holder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Section 8.3 Covenants Bind Issuer. The covenants, agreements, conditions, promises, and undertakings in this Indenture shall extend to and be binding upon the successors and assigns of the Issuer, and all of the covenants hereof shall bind such successors and assigns, and each of them, jointly and severally. All the covenants, conditions, and provisions hereof shall be held to be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Noteholders from time to time of the Obligations.

No extension of time of payment of any of the Obligations shall operate to release or discharge the Issuer, it being agreed that the liability of the Issuer, to the extent permitted by law, shall continue until all of the Obligations are paid in full, notwithstanding any transfer of Financed Student Loans or extension of time for payment.

Section 8.4 Lien Created. This Indenture shall operate effectually as (a) a grant of lien on and security interest in, and (b) an assignment of, the Trust Estate.

Section 8.5 Severability of Lien. If the lien of this Indenture shall be or shall ever become ineffectual, invalid, or unenforceable against any part of the Trust Estate, which is not subject to the lien because of want of power or title in the Issuer, the inclusion of any such part shall not in any way affect or invalidate the pledge and lien hereof against such part of the Trust Estate as to which the Issuer in fact had the right to pledge.

Section 8.6 Consent of Noteholders Binds Successors. Any request or consent of the Noteholder of any Obligations given for any of the purposes of this Indenture shall bind all future Noteholders of the same Obligation or any Obligations issued in exchange therefor or in substitution thereof in respect of anything done or suffered by the Issuer or the Indenture Trustee in pursuance of such request or consent.

Section 8.7 Nonpresentment of Notes or Interest Checks. Should any of the Notes or interest checks not be presented for payment when due, the Indenture Trustee shall retain from any money transferred to it for the purpose of paying the Notes or interest checks so due, for the benefit of the Noteholders thereof, a sum of money sufficient to pay such Notes or interest checks when the same are presented by the Noteholders thereof for payment. Such money shall not be required to be invested. All liability of the Issuer to the Noteholders of such Notes or interest checks and all rights of such Noteholders against the Issuer under the Notes or interest checks or under this Indenture shall thereupon cease and determine, and the sole right of such Noteholders shall thereafter be against such deposit. If any Note or interest check shall not be presented for payment within the period of two years following its payment or Redemption Date, the Indenture Trustee shall return to the Issuer the money theretofore held by it for payment of such Note or interest check, and such Note or interest check shall (subject to the defense of any applicable statute of limitation) thereafter be an unsecured obligation of the Issuer. The Indenture Trustee’s responsibility for any such money shall cease upon remittance thereof to the Issuer.

Section 8.8 Laws Governing. It is the intent of the parties hereto that this Indenture shall be construed in accordance with the laws of New York without reference to its conflict of law provisions. This Indenture is subject to those provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

Section 8.9 Severability. If any covenant, agreement, waiver, or part thereof contained in this Indenture be forbidden by any pertinent law or under any pertinent law be effective to render this Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Indenture shall be construed as if the same were not included herein.

Section 8.10 Exhibits. The terms of the Schedules and Exhibits, if any, attached to this Indenture are incorporated herein in all particulars.

Section 8.11 Non-Business Days. Except as may otherwise be provided herein, if the date for making payment of any amount hereunder or on any Note, or if the date for taking any action hereunder, is not a Business Day, then such payment can be made or action can be taken on the next succeeding Business Day, with the same force and effect as if such payment were made when due or action taken on such required date.

Section 8.12 Parties Interested Herein. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any Person or entity, other than the Indenture Trustee, the Paying Agent, if any, and the holders of the Obligations, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer are for the sole and exclusive benefit of the Indenture Trustee, the Paying Agent, if any, and the holders of the Obligations.

Section 8.13 Obligations are Limited Obligations. The Notes and the obligations of the Issuer contained in this Indenture are special, limited obligations of the Issuer, secured by and payable solely from the Trust Estate herein provided. The Issuer and the Indenture Trustee, in its individual capacity, shall not be obligated to pay the Notes, the interest thereon, or any other obligation created by or arising from this Indenture from any other source.

Section 8.14 Disclosure of Names and Addresses of Noteholders. Noteholders by receiving and holding the same, agree with the Issuer and the Indenture Trustee that neither the Issuer nor the Indenture Trustee nor any Securities Depository shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Noteholders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 8.15 Aggregate Principal Amount of Obligations. Whenever in this Indenture reference is made to the aggregate principal amount of any Obligations, such phrase shall mean, at any time, the principal amount of any Notes.

Section 8.16 Financed Student Loans. The Issuer expects to acquire Student Loans and to pledge Student Loans to the Indenture Trustee, in accordance with this Indenture, which Student Loans, upon becoming subject to the lien of this Indenture, constitute Financed Student Loans, as defined herein. If for any reason a Financed Student Loan does not constitute a Student Loan, or ceases to constitute a Student Loan, such loan shall continue to be subject to the lien of this Indenture as a Financed Student Loan.

Section 8.17 No Petition. Each of the Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all Obligations of the Issuer and all obligations of the Depositor (the Depositor and the Issuer, each referred to herein as a “Bankruptcy Remote Party”), (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial party of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) more of the parties hereto shall commence, join or institute against, with any other Person, any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

Section 8.18 Limitation of Liability of the Owner Trustee . It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Chase Bank USA, National Association, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Chase Bank USA, National Association but is made and intended for the purpose for binding only the Issuer and (c) under no circumstances shall Chase Bank USA, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement.

Section 8.19 Undertaking for Costs. The Issuer and the Indenture Trustee agree, and each Noteholder by acceptance of an Note shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.18 shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Noteholder, or group thereof, in each case holding in the aggregate more than ten percent (10%) of the Outstanding principal amount of the Notes or (iii) any suit instituted by any Noteholder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note in accordance with Section 5.12.

ARTICLE IX

PAYMENT AND CANCELLATION OF

NOTES AND SATISFACTION OF INDENTURE

Section 9.1 Trust Irrevocable. The trust created by the terms and provisions of this Indenture is irrevocable until the indebtedness secured hereby (the Notes and interest thereon) are fully paid or provision made for their payment as provided in this Article IX.

Section 9.2 Satisfaction of Indenture.

(a) If the Issuer shall pay, or cause to be paid, or there shall otherwise be paid to the Noteholders, the principal of and interest on the Notes, at the times and in the manner stipulated in this Indenture, then the pledge of the Trust Estate hereunder, and all covenants, agreements, and other obligations of the Issuer to the Noteholders shall thereupon cease, terminate, and become void and be discharged and satisfied. In such event, the Indenture Trustee shall execute and deliver to the Issuer all such instruments as may be desirable to evidence such discharge and satisfaction, and the Indenture Trustee shall pay over or deliver all money held by it under this Indenture to the party entitled to receive the same under this Indenture.

(b) In no event shall the Indenture Trustee deliver over to the Issuer any Financed Student Loans that were originated under the Act unless the Issuer is an Eligible Lender, if the Act or Regulations then in effect require the owner or holder of such Financed Student Loans to be an Eligible Lender.

Section 9.3 Cancellation of Paid Notes. Any Notes that have been paid or purchased by the Issuer, mutilated Notes replaced by new Notes, and any temporary Notes for which definitive Notes have been delivered shall (unless otherwise directed by the Issuer by Issuer Order) forthwith be cancelled by the Indenture Trustee and, except for temporary Notes, returned to the Issuer.

ARTICLE X

TERMINATION

Section 10.1 Termination of the Trust.

(a) The trust created by this Indenture shall terminate upon the later of payment to the Noteholders and to the Indenture Trustee of all amounts required to be paid to them pursuant to this Indenture and any Supplemental Indenture and the disposition of all property held as part of the Trust Estate and any other Person as may be provided for in any Supplemental Indenture have been paid in full. The Issuer shall promptly notify the Indenture Trustee of any prospective termination pursuant to this Section 10.1.

(b) Notice of any prospective termination, specifying the Distribution Date for payment of the final distribution and requesting the surrender of the Notes for cancellation, shall be given promptly by the Indenture Trustee by letter to Noteholders, the Issuer, and each Rating Agency mailed not less than ten (10) nor more than fifteen (15) days preceding the specified Distribution Date stating (i) the Distribution Date upon which final payment of the Notes shall be made, (ii) the amount of any such final payment, and (iii) the location for presentation and surrender of the Notes. Payment of the final distribution that shall be made only upon presentation and surrender of the Notes at the corporate trust office of the Indenture Trustee specified in the notice.

ARTICLE XI

OPTIONAL PURCHASE OF THE NOTES

AUCTION OF FINANCED STUDENT

LOANS; REDEMPTION OF THE NOTES

Section 11.1 Optional Purchase of All Financed Eligible Loans.

(a) The Administrator shall certify to and notify the Master Servicer and the Indenture Trustee in writing, within 15 days after the last Distribution Date in which the then outstanding Pool Balance is equal to 10% or less of the Initial Pool Balance. The Master Servicer shall have the option to purchase all of the Financed Eligible Loans on the next the Distribution Date.

(b) To exercise the option described in this Section, the Master Servicer shall deposit in the Collection Fund on such Distribution Date, an amount equal to the greater of the fair market value for the Financed Student Loans and the Minimum Purchase Amount, less any amounts on deposit in the Accounts. The Outstanding Notes shall be redeemed in whole, but not in part, on such Distribution Date.

Section 11.2 Auction of Financed Student Loans.

(a) If the Master Servicer does not exercise its right to purchase the Financed Student Loans pursuant to Section 11.1 hereof, the Indenture Trustee shall offer for sale by auction all remaining Financed Student Loans at the end of the Collection Period when the Pool Balance is 10% or less of the Initial Pool Balance. The auction date will be the third (3rd) Business Day before the related Distribution Date. The Master Servicer will waive its option to purchase the remaining Financed Student Loans if it fails to notify the Trust Eligible Lender Trustee and the Indenture Trustee, in writing, that it intends to exercise its purchase option before the Indenture Trustee accepts a bid to purchase the Financed Student Loans. The Depositor and its affiliates, including CIT Group Inc. and its affiliates, Education Lending Group, Inc. and the Master Servicer, and unrelated third parties may offer bids to purchase the Financed Student Loans. The Depositor may not submit a bid representing greater than fair market value of the Financed Student Loans.

If at least two bids are received, the Indenture Trustee shall solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee shall accept the highest of the remaining bids if it equals or exceeds (a) the Minimum Purchase Amount or (b) the fair market value of the Financed Student Loans as of the end of the related Collection Period, whichever is higher. If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the Indenture Trustee shall not complete the sale. The Indenture Trustee may, and at the direction of the Depositor shall be required to, consult with a financial advisor, including one of the Underwriters or the Administrator, to determine if the fair market value of the Financed Student Loans has been offered.

(b) The Indenture Trustee shall deposit the net proceeds of any auction sale into the Collection Account. The Outstanding Notes shall be redeemed in whole, but not in part, on the related Distribution Date.

(c) If the sale is not completed, the Indenture Trustee may, but will not be under any obligation to, solicit bids for sale of the Financed Student Loans after future Collection Periods upon terms similar to those described above, including the Master Servicer’s waiver of its option to purchase remaining Financed Student Loans.

Section 11.3 Redemption.

(a) Each of the Notes is subject to redemption in whole, but not in part, on the Redemption Date related to the Master Servicer’s optional repurchase of the Financed Student Loans pursuant to Section 11.1 or the Indenture Trustee’s auction of the remaining Financed Student Loans pursuant to Section 11.2.

(b) Each of the Notes is subject to redemption in whole, but not in part, on any Distribution Date if at any time the balance in the Reserve Account, together with other Available Funds of the Issuer on deposit with the Indenture Trustee, shall be sufficient to retire all Notes Outstanding. On such Redemption Date, the Issuer shall direct the Indenture Trustee to apply that balance, in accordance with Section 4.4(c), to retire all Notes Outstanding and the Notes shall be redeemed in whole, but not in part.

(c) The Notes to be redeemed shall become due and payable and, unless the Issuer shall default in the payment of the Notes, no interest shall accrue after the Redemption Date.

ARTICLE XII

REPORTING REQUIREMENTS

Section 12.1 Annual Statement as to Compliance. The Master Servicer will deliver to each Rating Agency, the Indenture Trustee and the Issuer, on or before March 31 of each year, beginning with March 31, 2006, a certificate stating that (a) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under the Master Servicing Agreement has been made under the supervision of the officer signing such certificate and (b) to the best of such officers’ knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Master Servicing Agreement throughout such year, or, there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 12.2 Annual Independent Public Accountant’s Servicing Report. On or before March 31 of each year, beginning March 31, 2006, the Master Servicer at its expense shall cause an independent public accountant that is a member of the American Institute of Certified Public Accountants to furnish a statement to each Rating Agency, the Issuer and the Indenture Trustee to the effect that such accountant has examined certain documents and records relating to the servicing of the Financed Student Loans (during the preceding fiscal year) under servicing agreements substantially similar one to another and to the Master Servicing Agreement and that, on the basis of such examination, such servicing has been conducted in compliance with such servicing agreements except for such significant exceptions or errors in records that, in the opinion of such accountant, requires it to report and that are set forth in such report.

Section 12.3 Master Servicer’s Certificate. No later than the fifth (5th) day after each Distribution Date, the Master Servicer shall deliver to the Indenture Trustee, a certificate certified by an officer of the Master Servicer certifying to the accuracy of the monthly statement contemplated by Section 12.4.

Section 12.4 Statements to Noteholders. No later than the fifth (5th) day after each Distribution Date, the Issuer shall provide or cause to be provided to the Indenture Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward within five (5) days of receipt to each Noteholder and to the Paying Agent for the Paying Agent to forward within five (5) days of receipt to each Certificateholder, a statement setting forth information with respect to the Notes and Financed Student Loans as of the most recent Distribution Date, unless otherwise indicated, including the following to the extent applicable:

(a) the amount of payments with respect to each Series of Notes paid with respect to principal;

(b) the amount of payments with respect to each Series of Notes paid with respect to interest;

(c) the principal balance of Financed Student Loans as of the close of business on the last day of the related Collection Period;

(d) the Pool Balance as of the close of business on the last day of the related Collection Period;

(e) the aggregate outstanding principal amount of the Notes of each Series as of the close of business, after giving effect to payments allocated to principal reported under clause (a) above;

(f) the Class A Percentage and the Class B Percentage as of the close of business;

(g) the Senior Parity Percentage as of the close of business;

(h) the Parity Percentage as of the close of business;

(i) the interest rate for any Series of variable rate Notes, indicating how such interest rate is calculated;

(j) the amount of the servicing fees allocated to the Master Servicer as of the close of business;

(k) the amount of the administration fee and the trustee fee, if any, allocated as of the close of business;

(l) the amount of Available Funds received during the preceding Collection Period relating to Financed Student Loans;

(m) the amount of the payment attributable to moneys in the Capitalized Interest Account, the amount of any other withdrawals from the Capitalized Interest Account and the balance of the Capitalized Interest Account as of the close of business;

(n) the amount of the payment attributable to moneys in the Distribution Account, the amount of any other withdrawals from the Distribution Account and the balance of the Distribution Account as of the close of business;

(o) the amount of the payment attributable to moneys in the Reserve Account, the amount of any other withdrawals from the Reserve Account and the balance of the Reserve Account and the Reserve Account Requirement as of the close of business;

(p) the balance of the Collection Account as of the close of business on the last day of the related Collection Period;

(q) the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding Collection Period;

(r) the number and principal amount of Financed Student Loans, as of the close of business on the last day of the preceding month, (A) that are (i) eleven (11) to thirty (30) days delinquent, thirty-one (31) to sixty (60) days delinquent, (ii) sixty-one (61) to ninety (90) days delinquent, (iii) ninety-one (91) to one hundred twenty (120) days delinquent, (iv) one hundred twenty-one (121) to one hundred fifty (150) days delinquent, (v) one hundred fifty-one (151) to one hundred eighty (180) days delinquent, (vi) greater than one hundred eighty (180) days delinquent, and (B) for which claims have been filed with the appropriate Guaranty Agency and that are awaiting payment;

(s) the Value of the Trust Estate and the Outstanding principal amount of the Notes as of the close of business;

(t) the number and percentage by dollar amount of (i) initial federal reimbursement claims for Financed Student Loans and (ii) rejected federal reimbursement claims for Financed Student Loans;

(u) principal balance of Financed Student Loans in each of the following statuses: (i) forbearance, (ii) deferment, (iii) claims, (iv) in-school, (v) grace, and (vi) repayment; and

(v) the principal balance of Financed Student Loans by loan type as of the close of business.

Each amount set forth pursuant to paragraph (a), (b), (k) and (l) above shall be expressed as a dollar amount per Authorized Denomination of a Note. If an Event of Default shall have occurred, the statements referred to above shall contain a description of the Event of Default. A copy of the statements referred to above may be obtained by any Noteholder by a written request to the Indenture Trustee, addressed to its Corporate Trust Office.

Within sixty (60) days after each April 15 of each year commencing with the April 15 following the first issuance of Notes under this Indenture, if required by Section 313(a) of the Trust Indenture Act, the Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such April 15 with respect to any of the events specified in such Section 313(a) which may have occurred since the later of the immediately preceding April 15 or the date of this Indenture. The Indenture Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the time specified therein. Reports pursuant to this Section 12.4 shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

Section 12.5 Compliance Certificates and Opinions.

(a) Except as otherwise specifically provided in this Indenture or in any Supplemental Indenture, upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, including, without limitation, any action relating to authentication and delivery of any Notes, the release or the release and substitution of property subject to the lien and security interest of this Indenture or in any Supplemental Indenture or the satisfaction and discharge of this Indenture or in any Supplemental Indenture, the Issuer shall furnish (i) a certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) if required by the Trust Indenture Act, a certificate from a firm of independent certified public accountants meeting the applicable requirements of of the Trust Indenture Act, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture or of any Supplemental Indenture, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include: (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Section 12.6 Incorporation by Reference of the Trust Indenture Act. Whenever this Indenture or any Supplemental Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following terms used in the Trust Indenture Act shall have the following meanings insofar as such terms are incorporated into this Indenture pursuant to this Section 12.6.

“Commission” shall mean the Commission.

“indenture securities” shall mean the Notes issued and Outstanding under this Indenture.

“indenture security holder” shall mean a Noteholder.

“indenture to be qualified” shall mean this Indenture.

“indenture trustee” or “institutional trustee” shall mean the Indenture Trustee.

“obligor” on the indenture securities shall mean the Issuer.

All other terms from the Trust Indenture Act used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by Commission rule shall have the meaning assigned to them by such definition in the Trust Indenture Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee, and the Trust Eligible Lender Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

CIT EDUCATION LOAN TRUST 2005-1, by Chase Bank USA, National Association, not in its individual capacity, but solely as Owner Trustee on behalf of the Trust

By:	/s/ John J. Cashin
Name:	John J. Cashin
Title:	Vice-President

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Eric Lindahl
Name:	Eric Lindahl
Title:	Agent

Acknowledged and accepted as to the Granting Clauses as of the day and year first above written:

THE BANK OF NEW YORK, not in its individual capacity but solely as Trust Eligible Lender Trustee

By:	/s/ George Bemister
Name:	George Bemister
Title:	Agent

S-1

Education Lending Services, Inc. hereby acknowledges and accepts the duties and obligations assigned to the Master Servicer in Article XII.

Education Lending Services, Inc., as Master Servicer

By:	/s/ Perry D. Moore
Name:	Perry D. Moore
Title:	Executive Vice President-Finance

S-2

APPENDIX A

DEFINITIONS AND USAGE

Usage

The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

(a) All terms defined in this Appendix shall have the defined meanings when used in any agreement or instrument incorporating this Appendix and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(b) As used herein, in any agreement or instrument incorporating this Appendix and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such agreement or instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement or instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such agreement or instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such agreement or instrument, certificate or other document shall control.

(c) The words “hereof,” “herein,” “hereunder,” and words of similar import when used in an agreement or instrument refer to such agreement or instrument as a whole and not to any particular provision or subdivision thereof; references in an agreement or instrument to “Article”, “Section” or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such agreement or instrument; and the term “including” means “including without limitation.”

(d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

Definitions

“Accounts” means any accounts established pursuant to Section 4.1 of the Indenture.

“Accrual Period” with respect to a Series of Notes means, initially, the period beginning on the Closing Date and ending on September 14, 2005, the day before the first Distribution Date, and thereafter, the period beginning on a Distribution Date and ending on the day before the next Distribution Date.

“Acquisition Account” means the Account bearing that name established pursuant to Section 4.1 of the Indenture, including any Subaccounts created therein.

“Act” means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

“Add-on Consolidation Loan” means a Student Loan included in the Trust Estate, the principal balance of which is added to an existing Consolidation Loan during the Add-on Period, as required by the Act.

“Add-on Period” means, for each Series of Notes issued under the Indenture, the period of 180 days after the last date of origination of any Consolidation Loan acquired by the Issuer with the proceeds of such Note offering.

“Adjusted Pool Balance” means, for any Distribution Date,

(i)	if the Pool Balance as of the last day of the related Collection Period is greater than 10% of the Initial Pool Balance, the sum of that Pool Balance, any amounts on deposit in the Capitalized Interest Account and the Reserve Account Requirement for that Distribution Date; or

(ii)	if the Pool Balance as of the last day of the related Collection Period is less than or equal to 10% of the Initial Pool Balance, that Pool Balance.

“Administration Agreement” means the Administration Agreement dated as of June 1, 2005, between the Issuer and the Administrator.

“Administration Fee” shall have the meaning set forth in the Administration Agreement.

“Administrator” means Education Lending Services, Inc., in its capacity as administrator of the Issuer, and any successor thereto.

“Administrator Default” shall have the meaning set forth in Section 12 of the Administration Agreement.

“Administrator’s Certificate” means the certificate of the Administrator delivered pursuant to Section 2(b)(ii) of the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Amended and Restated Trust Agreement” means the Amended and Restated Trust Agreement dated as of June 1, 2005 among the Depositor and the Owner Trustee, and acknowledged and agreed to by the Trust Eligible Lender Trustee, as the same may be further amended from time to time.

“Authorized Denominations” with respect to the Notes means one thousand dollars ($1,000) and integral multiples thereof.

“Authorized Officer” means (i) with respect to the Issuer, any officer of the Owner Trustee or Administrator who is authorized to act for the Owner Trustee or Administrator in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the lists of Authorized Officers delivered by the Owner Trustee and Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) with respect to the Depositor, the Seller, the Master Servicer and the Administrator, any officer or other authorized representative of the Seller, the Master Servicer or the Administrator, respectively, who is authorized to act for the Depositor, the Seller, the Master Servicer or the Administrator, respectively, in matters relating to itself or to the Issuer and to be acted upon by the Depositor, the Seller, the Master Servicer or the Administrator, respectively, pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Depositor, the Seller, the Master Servicer and the Administrator, respectively, to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, as to a Distribution Date or any related Monthly Expense Payment Date, the sum of the following amounts to the extent not previously distributed:

(i) all collections received by the Master Servicer on the Financed Student Loans, including any Guarantee Payments received on the Financed Student Loans, but net of:

(1) any collections in respect of principal on the Financed Student Loans applied by the Issuer to repurchase Guaranteed Student Loans from the Guarantors under the Guarantee Agreements, and

(2) amounts required by the Act to be paid to the Department or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable Financed Student Loan, on the Financed Student Loans for that Collection Period including Consolidation Loan rebate fees;

(ii) any Interest Subsidy Payments and Special Allowance Payments received by the Master Servicer or the Trust Eligible Lender Trustee during that Collection Period for the Financed Student Loans;

(iii) all proceeds of the liquidation of defaulted Financed Student Loans that were liquidated in accordance with the Master Servicer’s or a Subservicer’s customary servicing procedures, net of expenses incurred by the Master Servicer or a Subservicer’s related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated Financed Student Loans, and all recoveries on liquidated Financed Student Loans that were written off;

(iv) the aggregate purchase amounts received during that Collection Period for those Financed Student Loans repurchased by the Depositor or purchased by the Master Servicer or for Financed Student Loans sold to another Eligible Lender pursuant to the Master Servicing Agreement;

(v) the aggregate purchase amounts received during that Collection Period for those Student Loans purchased by the Seller;

(vi) the aggregate amounts, if any, received from the Seller, the Depositor or the Master Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, on the Financed Student Loans pursuant to the Transfer and Sale Agreements or the Master Servicing Agreement;

(vii) amounts received by the Issuer pursuant to the Master Servicing Agreement during that Collection Period as to yield or principal adjustments; and

(viii) investment earnings on that Distribution Date from the Trust Accounts and any interest remitted by the Indenture Trustee to the Collection Account prior to such Distribution Date or Monthly Expense Payment Date;

provided that if on any Distribution Date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the Capitalized Interest Account and the Reserve Account, to pay the items specified in clauses (i) and (ii) of Section 4.4(c) then Available Funds on that Distribution Date will include, in addition to the Available Funds as defined above, amounts on deposit in the Collection Account, or amounts held by the Indenture Trustee, or which the Indenture Trustee reasonably estimates to be held by the Indenture Trustee, for deposit into the Collection Account which would have constituted Available Funds for the Distribution Date succeeding that Distribution Date, up to the amount necessary to pay such items, and the Available Funds for the succeeding Distribution Date will be adjusted accordingly.

“Bailments” means collectively the Bailment Notice and Acknowledgement dated June 1, 2005 among the Trust, the Trust Eligible Lender Trustee, the Indenture Trustee and Great Lakes Educational Loan Services, Inc., and the Bailment Notice and Acknowledgement dated June 1, 2005 among the Trust, the Trust Eligible Lender Trustee, the Indenture Trustee and Education Loan Servicing Corporation.

“Basic Documents” means the Trust Agreement, the Indenture, any Supplemental Indenture, the Eligible Lender Trust Agreements, the Transfer and Sale Agreements, the Master Servicing Agreement, the Subservicing Agreements, the Bailments, the Administration Agreement, the Guarantee Agreements, the Underwriting Agreement, and other documents and certificates delivered in connection with any thereof.

“Borrower” means an individual who is the maker of a Borrower Note and, with respect to Guaranteed Student Loans, who obtains a Student Loan from an “eligible lender” in accordance with the Act and the policies and procedures of a Federal Guarantor.

“Borrower Note” means a promissory note of a Borrower for a Student Loan, which promissory note, in the case of Guaranteed Student Loans, shall be set forth on the appropriate form furnished by the

Federal Guarantor and shall meet the criteria set forth by the Act and the policies and procedures of the Federal Guarantor.

“Business Day” means any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions or trust companies in the State of Ohio, or in the city in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law, regulation or executive order to remain closed.

“Capitalized Interest Account” means the Account bearing that name established pursuant to Section 4.1 of the Indenture, including any Subaccounts created therein.

“Cash Flows” means cash flow schedules prepared by the Issuer or its designee, including a listing of all assumptions used in the preparation of such cash flow schedules, and provided to each Rating Agency. All assumptions used in the preparation of the Cash Flows shall be reasonable in the judgment of the Issuer and disclosed in writing to each Rating Agency.

“Certificate Distribution Account” shall have the meaning given to that term in the Trust Agreement.

“Certificate of Insurance” means any Certificate evidencing a Financed Student Loan is Insured pursuant to a Contract of Insurance.

“Class” means each of the Class A Notes and the Class B Notes.

“Class A Distribution Amount” means, for any Distribution Date, the sum of the Class A Interest Distribution Amount and the Class A Principal Distribution Amount on that Distribution Date.

“Class A Interest Distribution Amount” means, for any Distribution Date, the sum of:

(i)	the amount of interest accrued at the Class A Note interest rates for the related Accrual Period with respect to all Series of Class A Notes with a Distribution Date on that Distribution Date on the aggregate Outstanding principal balances of these Series of Class A Notes on the applicable immediately preceding Distribution Date(s) after giving effect to all principal distributions to Class A Noteholders on that preceding Distribution Date or, in the case of the first Distribution Date for these Series of Class A Notes, on the Closing Date, and

(ii)	the Class A Note Interest Shortfall on that Distribution Date.

“Class A Note Interest Shortfall” means, for any Distribution Date, the sum, for all of the Class A Notes with a Distribution Date on that Distribution Date, of the excess of:

(i)	the Class A Interest Distribution Amount payable on each Series of Class A Notes on the preceding Distribution Date for the Series, over

(ii)	the amount of interest actually distributed with respect to each such series of Class A Notes on that preceding Distribution Date,

plus interest on the amount of that excess, to the extent permitted by law, at the interest rates on these Class A Notes from that preceding Distribution Date to the current Distribution Date.

“Class A Note Principal Shortfall” means, as of the close of any Distribution Date, the excess of:

(i)	the Class A Principal Distribution Amount on that Distribution Date, over

(ii)	the amount of principal actually distributed or allocated to the Class A Noteholders on that Distribution Date.

“Class A Notes” means the Series A-1 Notes, the Series A-2 Notes, the Series A-3 Notes, and the Series A-4 Notes.

“Class A Percentage” means, for each Distribution Date, 100% minus the Class B Percentage.

“Class A Principal Distribution Amount” means the Principal Distribution Amount on that Distribution Date multiplied by the Class A Percentage, plus the Class A Note Principal Shortfall; provided that the Class A Principal Distribution Amount will not exceed the Outstanding principal balance of the Class A Notes. In addition:

(1)	on the Stated Maturity of the Series A-1 Notes, the principal required to be distributed to Series A-1 Noteholders will include the amount required to reduce the Outstanding principal balance of the Series A-1 Notes to zero;

(2)	on the Stated Maturity of the Series A-2 Notes, the principal required to be distributed to Series A-2 Noteholders will include the amount required to reduce the Outstanding principal balance of the Series A-2 Notes to zero;

(3)	on the Stated Maturity of the Series A-3 Notes, the principal required to be distributed to Series A-3 Noteholders will include the amount required to reduce the Outstanding principal balance of the Series A-3 Notes to zero; and

(4)	on the Stated Maturity of the Series A-4 Notes, the principal required to be distributed to Series A-4 Noteholders will include the amount required to reduce the Outstanding principal balance of the Series A-4 Notes to zero.

“Class B Distribution Amount” means, for any Distribution Date, the sum of the Class B Interest Distribution Amount and the Class B Principal Distribution Amount on that Distribution Date.

“Class B Interest Distribution Amount” means, for any Distribution Date, the sum of:

(i) the amount of interest accrued at the Class B Note interest rate for the related Accrual Period on the Outstanding principal balance of the Class B Notes on the immediately preceding Distribution Date, after giving effect to all principal distributions to Class B Noteholders on that preceding Distribution Date, and

(ii) the Class B Note Interest Shortfall on that Distribution Date.

“Class B Note Interest Shortfall” means, for any Distribution Date, the excess of:

(i) the Class B Interest Distribution Amount payable on the preceding Distribution Date, over

(ii) the amount of interest actually distributed to the Class B Noteholders on that preceding Distribution Date,

plus interest on the amount of that excess, to the extent permitted by law, at the Class B Note interest rate from that preceding Distribution Date to the current Distribution Date.

“Class B Note Principal Shortfall” means, as of the close of any Distribution Date, the excess of:

(i) the Class B Principal Distribution Amount on that Distribution Date, over

(ii) the amount of principal actually distributed or allocated to the Class B Noteholders on that Distribution Date.

“Class B Notes” means the Series B Notes.

“Class B Percentage” means an amount equal to:

(a)	0% prior to the Stepdown Date or on any other Distribution Date if a Trigger Event is in effect; or

(b)	on all other Distribution Dates, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Class B Notes and the denominator of which is the aggregate principal balance of all outstanding Notes, in each case determined as of the Determination Date for that Distribution Date.

“Class B Principal Distribution Amount” means the Principal Distribution amount multiplied by the Class B Percentage, plus the Class B Note Principal Shortfall; provided that the Class B Principal Distribution Amount will not exceed the principal balance of the Class B Notes. In addition, on the Stated Maturity of the Class B Notes, the principal required to be distributed to the Class B Noteholders will include the amount required to reduce the Outstanding principal balance of the Class B Notes to zero.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Closing Date” means June 9, 2005.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including applicable temporary and proposed regulations, relating to such section that are applicable to the Notes or the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment that supersedes or replaces the Code thereunder from time to time.

“Collection Account” means the Account bearing that name established pursuant to Section 4.1 of the Indenture, including any Accounts and subaccounts created therein.

“Collection Period” means initially the period from the Closing Date through August 31, 2005. Thereafter, a “Collection Period” means the three-month period ending on the last day of February, May, August or November, in each case for the Distribution Date in the following month.

“Commission” means the Securities and Exchange Commission.

“Consolidation Loan” means a Student Loan made pursuant to Section 428C of the Act to consolidate the Borrower’s obligations under various federally authorized student loan programs into a single loan, as supplemented by the addition of any related Add-on Consolidation Loan.

“Contract of Insurance” means the contract of insurance between the Eligible Lender and the Secretary.

“Corporate Trust Office” means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at a Closing Date is located at the applicable address set forth in Section 8.1 or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Depositor); (ii) with respect to the Trust Eligible Lender Trustee, the principal corporate trust offices of the Trust Eligible Lender Trustee located at the applicable address set forth in Section 8.1 or at such other address as the Trust Eligible Lender Trustee may designate by notice to the Depositor or the principal corporate trust office of any successor Trust Eligible Lender Trustee (the address of which the successor Trust Eligible Lender Trustee will notify the Depositor).

“Custodian” means the Master Servicer or a Subservicer in its capacity as custodian of the Borrower Notes or any permitted successor Custodian.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Delivery” when used with respect to Trust Account Property means:

(a)	with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute instruments and are susceptible of physical delivery (“Physical Property”), transfer of possession thereof to the Indenture Trustee, endorsed to, or registered in the name of, the Indenture Trustee or its nominee or endorsed in blank;

(b)	with respect to a certificated security:

(i)	delivery thereof in bearer form to the Indenture Trustee; or

(ii)	delivery thereof in registered form to the Indenture Trustee; and

(A)	the certificate is endorsed to the Indenture Trustee or in blank by effective endorsement; or

(B)	the certificate is registered in the name of the Indenture Trustee, upon original issue or registration of transfer by the Issuer;

(c)	with respect to an uncertificated security:

(i)	the delivery of the uncertificated security to the Indenture Trustee; or

(ii)	the Issuer has agreed that it will comply with instructions originated by the Indenture Trustee without further consent by the registered owner;

(d)	with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations:

(i)	a Federal Reserve Bank by book entry credits the book-entry security to the securities account (as defined in 31 CFR Part 357) of a participant (as defined in 31 CFR Part 357) which is also a securities intermediary; and

(ii)	the participant indicates by book entry that the book-entry security has been credited to the Indenture Trustee’s securities account;

(e)	with respect to a security entitlement:

(i)	the Indenture Trustee becomes the entitlement holder; or

(ii)	the securities intermediary has agreed that it will comply with entitlement orders originated by the Indenture Trustee;

(f)	without further consent by the entitlement holder; for the purpose of clauses (b) and (c) hereof “delivery” means:

(i)	with respect to a certificated security:

(A)	the Indenture Trustee acquires possession thereof;

(B)	another Person (other than a securities intermediary) either acquires possession thereof on behalf of the Indenture Trustee or, having previously acquired possession thereof, acknowledges that it holds for the Indenture Trustee; or

(C)	a securities intermediary acting on behalf of the Indenture Trustee acquires possession of thereof, only if the certificate is in registered form and has been specially endorsed to the Indenture Trustee by an effective endorsement;

(ii)	with respect to an uncertificated security:

(A)	the Issuer registers the Indenture Trustee as the Note Owner, upon original issue or registration of transfer; or

(B)	another Person (other than a securities intermediary) either becomes the Note Owner thereof on behalf of the Indenture Trustee or, having previously become the Note Owner, acknowledges that it holds for the Indenture Trustee;

(g)	for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the UCC:

(i) “certificated security”

(ii) “effective endorsement”

(iii) “entitlement holder”

(iv) “instrument”

(v) “securities account”

(vi) “securities entitlement”

(vii) “securities intermediary”

(viii) “uncertificated security”

“Department” means the United States Department of Education, an agency of the federal government.

“Depositor” means Education Funding Capital I, LLC.

“Depositor Eligible Lender Trust Agreement” means the Eligible Lender Trust Agreement dated as of May 1, 2002 between the Depositor and the Depositor Eligible Lender Trustee.

“Depositor Eligible Lender Trustee” means Fifth Third Bank, a banking corporation duly organized under the laws of the State of Ohio not in its individual capacity but solely Depositor Eligible Lender Trustee under the Depositor Eligible Lender Trust Agreement.

“Depositor Transfer and Sale Agreement” means the Transfer and Sale Agreement dated as of June 1, 2005 among the Depositor, the Depositor Eligible Lender Trustee, the Issuer and the Trust Eligible Lender Trustee.

“Determination Date” means with respect to (i) a principal payment date, 16 calendar days preceding such date and, (ii) an interest payment date, the third Business Day preceding such date.

“Directing Notes” means, so long as any Series of Class A Notes are Outstanding, the Class A Notes, and thereafter, the Class B Notes.

“Distribution Account” means the Account bearing that name established pursuant to Section 4.1 of the Indenture, including any Subaccounts created therein.

“Distribution Date” means (a) the 15th day of each March, June, September and December, beginning September 15, 2005; (b) the Stated Maturity and (c) the Redemption Date provided, however, if any such day is not a Business Day, the Distribution Date shall be the next Business Day

“Eligible Deposit Account” means either (a) a segregated account with a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of

Columbia (or any domestic branch of a foreign bank) that has a rating of A-1+ from S&P and either a long-term unsecured debt rating of A1 by Moody’s and AA by Fitch and a short-term unsecured debt rating of Prime-1 by Moody’s and F2 by Fitch, and whose deposits are insured by the Federal Deposit Insurance Corporation; or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) having corporate trust powers and acting as trustee for funds deposited in the account, so long as any unsecured notes of the depository institution have an investment grade credit rating from each Rating Agency.

“Eligible Investments” means book-entry securities, negotiable instruments or securities denominated in United States dollars and represented by instruments in bearer or registered form that evidence:

(a)	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b)	demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a rating of A-1+ from S&P and a credit rating from each of the other Rating Agencies in the highest short-term and long-term investment category granted thereby;

(c)	commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating of A-1+ from S&P and a rating from each of the other Rating Agencies in the highest short-term investment category granted thereby, and, if the commercial paper matures in more than 30 days, the issuer of which commercial paper having a long-term unsecured debt rating from Moody’s of A1 (for commercial paper maturing in 31 to 90 days), Aa3 (for commercial paper maturing in 91 to 180 days), or Aaa (for commercial paper maturing in more than 180 days);

(d)	investments in money market funds having a rating of A-1+ from S&P and a rating from Moody’s and each of the other Rating Agencies rating such fund, in the highest investment category granted by such Rating Agency applicable to money market funds (including funds for which the Indenture Trustee, the Master Servicer or the Trust Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);

(e)	bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

(g)	any other investment upon receipt of a Rating Confirmation or any other investment made in connection with the original issuance of Notes in respect of which issuance a Rating Confirmation has been obtained.

No obligation having an “r” highlighter affixed to its rating shall be considered an Eligible Investment. Eligible Investments shall not include interest-only securities or securities purchased at a premium over par.

“Eligible Lender” means any “Eligible Lender” as defined in the Act that has received an eligible lender designation from the Secretary with respect to Student Loans made under the Act.

“Eligible Lender Trust Agreements” means collectively the Seller Eligible Lender Trust Agreement, the Depositor Eligible Lender Trust Agreement and the Trust Eligible Lender Trust Agreement.

“Event of Bankruptcy” means (a) the Issuer shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against the Issuer seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, provided such action or proceeding is not dismissed within 60 days.

“Events of Default” shall have the meaning set forth in Article V of the Indenture.

“Federal Guarantor” means a state or private non-profit guarantor that guarantees the payment of principal of and interest on any of the Financed Student Loans, which agency is reinsured by the Department under the Act for between (x) 80% and 100% of the amount of default claims paid by such Federal Guarantor for a given federal fiscal year for loans disbursed prior to October 1, 1993, for 78% to 98% of default claims paid for loans disbursed on or after October 1, 1993 but prior to October 1, 1998 any (y) 75% to 95% of the amount of default claims paid to by such Federal Guarantor for a given federal fiscal year for loans disbursed on or after October 1, 1998 and for 100% of death, disability, bankruptcy, closed school and false certification claims paid.

“FFEL Program” means the Federal Family Education Loan Program established by the Act pursuant to which loans are made to borrowers pursuant to certain guidelines, and the repayment of such loans is guaranteed by a Guaranty Agency, and any predecessor or successor program.

“FFELP Loan” means a Student Loan made under the FFEL Program.

“Financed” or “Financing,” when used with respect to Student Loans, means or refer to Student Loans (a) acquired by the Issuer with balances in the Acquisition Account or otherwise deposited in or accounted for in the Acquisition Account or otherwise constituting a part of the Trust Estate and (b) Student Loans substituted or exchanged for Financed Student Loans, but does not include Student Loans released from the lien of the Indenture and sold or transferred, to the extent permitted by the Indenture.

“Financed Student Loans” means (1) Student Loans that, as of any date of determination, have been conveyed to the Issuer; and (2) any Student Loans the principal balance of which is increased by the principal balance of any related Add-on Consolidation Loan; provided, however, that all Financed Student Loans shall be Consolidation Loans unless the Issuer has obtained a Rating Confirmation regarding the acquisition of non-Consolidation Loans.

“Fiscal Year” means the fiscal year of the Issuer as established from time to time.

“Fitch” means Fitch Ratings or any successor thereto.

“Guarantee” or “Guaranteed” means, with respect to an Student Loan, the insurance or guarantee by the Guaranty Agency pursuant to such Guaranty Agency’s Guarantee Agreement of the maximum percentage of the principal of and accrued interest on such Student Loan allowed by the terms of the Act with respect to such Student Loan at the time it was originated and the coverage of such Student Loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the Guaranty Agency for payments made by it on defaulted Student Loans insured or guaranteed by the Guaranty Agency of at least the minimum reimbursement allowed by the Act with respect to a particular Student Loan.

“Guaranty Agency” means any entity authorized to guarantee student loans under the Act and with which the Indenture Trustee maintains a Guarantee Agreement.

“Guarantee Agreements” means a guaranty or lender agreement between the Indenture Trustee and any Guaranty Agency, and any amendments thereto.

“Guarantee Payment” means any payment made by a Federal Guarantor pursuant to a Guarantee Agreement in respect of a Student Loan.

“Highest Priority Obligations” means, (a) at any time when any of the Class A Notes are Outstanding, the Class A Notes, and (b) at any time when no Class A Notes are Outstanding, the Class B Notes.

“Indenture” means the Indenture of Trust dated as of June 1, 2005 among the Issuer, the Trust Eligible Lender Trustee and the Indenture Trustee, as amended and supplemented from time to time.

“Indenture Trustee” means The Bank of New York, a New York banking corporation duly organized under the laws of the State of New York and authorized to exercise corporate trust powers, not in its individual capacity but solely as Indenture Trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Initial Pool Balance” shall mean the aggregate principal balance of the Financed Student Loans including accrued interest thereon, as of the Closing Date, which is $987,952,354.

“Insurance” or “Insured” or “Insuring” means, with respect to a Student Loan, the insuring by the Secretary under the Act (as evidenced by a Certificate of Insurance or other document or certification issued under the provisions of the Act) of 100% of the principal of and accrued interest on such Student Loan.

“Interest Benefit Payment” means an interest payment on Student Loans received pursuant to the Act and an agreement with the federal government, or any similar payments.

“Interest Subsidy Payments” means payments, designated as such, consisting of interest subsidies by the Department in respect of Financed Student Loans that were originated under the Act to the Trust Eligible Lender Trustee on behalf of the Trust in accordance with the Act.

“Issuer” means CIT Education Loan Trust 2005-1, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Master Servicer” means Education Lending Services, Inc., in its capacity as servicer of the Financed Student Loans, or any permitted successor Master Servicer, under the Master Servicing Agreement.

“Master Servicer Default” means an event specified as such in the Master Servicing Agreement.

“Master Servicing Agreement” means the Master Servicing Agreement dated as of June 1, 2005, as supplemented and amended from time to time, among the Issuer, the Trust Eligible Lender Trustee, the Master Servicer and the Indenture Trustee.

“Master Servicing Fee” has the meaning specified in the Master Servicing Agreement.

“Maturity” when used with respect to any Note, means the date on which the principal thereof becomes due and payable as therein or herein provided, whether at its Stated Maturity, by earlier redemption, by declaration of acceleration, or otherwise.

“Minimum Purchase Amount” means an amount sufficient to:

(i)	reduce the outstanding principal amount of each Series of Notes then outstanding on the related Distribution Date to zero;

(ii)	pay to Noteholders the interest payable on the related Distribution Date; and

(iii)	pay all the expenses due.

“Monthly Expense Payment Date” means the fifteenth (15th) day of each calendar month.

“Monthly Issuer Fees” means the fees of each Subservicer, the Indenture Trustee, the Trust Eligible Lender Trustee, the Owner Trustee, the Master Servicer and the Administrator.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Note Counsel” means counsel to the Issuer.

“Note Owner” means, with respect to a book-entry Note, the Person who is the owner of such book-entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Noteholder” means, with respect to a Note, the Person in whose name a Note is registered in the Note registration books maintained by the Indenture Trustee.

“Noteholder Approval” shall have the meaning given such term in Section 5.1 of the Indenture.

“Notes” means, collectively, the Class A Notes and the Class B Notes.

“Obligations” means Notes.

“Opinion of Counsel” means (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee and shall be in form and substance satisfactory to the Indenture Trustee and (ii) with respect to the Seller, the Administrator, the Master Servicer or a Federal Guarantor, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Administrator, the Master Servicer or such Federal Guarantor, which counsel shall be acceptable to the Indenture Trustee, the Trust Eligible Lender Trustee or the Rating Agencies, as applicable.

“Outstanding Amount” or “Outstanding” means the aggregate principal amount of all Notes outstanding at the date of determination.

“Owner” means the Depositor and each of its successors in interest as beneficiaries of the Trust pursuant to Article III of the Trust Agreement.

“Ownership Percentage” with respect to an Owner means the proportion (expressed as a percentage) of the beneficial interest in the Trust held by such Owner.

“Owner Trustee” means Chase Bank USA, National Association, not in its individual capacity, but solely as trustee of the Trust under the Trust Agreement.

“Parity Percentage” means the ratio (expressed as a percentage) of the Value of the Trust Estate, less accrued interest and fees with respect to all Notes, to the principal amount of all Notes then Outstanding.

“Paying Agent” means The Bank of New York, a New York banking corporation duly organized under the laws of the State of New York.

“Person” means any individual, corporation, estate, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” shall have the meaning given such term in the definition of “Delivery”.

“Pool Balance” for any date means the aggregate principal balance of the Financed Student Loans on that date, including accrued interest that is expected to be capitalized and reflecting the amount attributable to principal from the following:

(i)	all payments received by the Issuer through that date from Borrowers, the Guarantee Agencies and the Department;

(ii)	all amounts received by the Issuer through that date from purchases of the Financed Student Loans by the Seller, the Depositor or the Master Servicer;

(iii)	all liquidation proceeds and Realized Losses on the Financed Student Loans liquidated through that date;

(iv)	the amount of any adjustments to balances of the Financed Student Loans that the Master Servicer makes under the Master Servicing Agreement through that date; and

(iv)	the amount by which Guarantor reimbursements of principal on defaulted Financed Student Loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Act.

“Principal Distribution Amount” means:

(i)	as to the initial Distribution Date, the amount by which the aggregate Outstanding principal balance of the Notes exceeds the Adjusted Pool Balance as of the last day of the initial Collection Period, and

(ii)	as to each subsequent Distribution Date, the amount by which the Adjusted Pool Balance as of the last day of the preceding Collection Period exceeds the Adjusted Pool Balance as of the last day of that Collection Period.

“Program” means the Issuer’s program for the purchase of Student Loans, as the same may be modified from time to time.

“Rating” means one of the rating categories of Fitch, Moody’s and S&P or any other Rating Agency, provided Fitch, Moody’s and S&P or any other Rating Agency, as the case may be, is currently rating the Notes.

“Rating Agency” means Fitch, Moody’s and S&P. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Trust Eligible Lender Trustee and the Master Servicer.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have issued a Rating Confirmation.

“Rating Confirmation” means, as of any date, a letter from each Rating Agency then providing a Rating for any of the Notes, confirming that the action proposed to be taken by the Issuer will not, in and of itself, result in a downgrade of any of the Ratings then applicable to the Notes, or cause any Rating Agency to suspend or withdraw the Ratings then applicable to the Notes.

“Realized Loss” means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated Financed Student Loan over liquidation proceeds for a Financed Student Loan to the extent allocated to principal, including any interest that had been or had been expected to be capitalized.

“Record Date” means the day before the related Distribution Date.

“Redemption Date” means the Distribution Date on which the Outstanding Notes shall be redeemed in whole, but not in part, as described in Sections 11.1(b), 11.2(b), and Section 11.3(b).

“Regulations” means the Regulations promulgated from time to time by the Secretary or any Guaranty Agency guaranteeing Financed Student Loans.

“Required Parity Percentage” means 100.5%; provided, however, that the Required Parity Percentage may be reduced upon receipt of a Rating Confirmation.

“Required Senior Parity Percentage” means 103.0%; provided, however, that the Required Senior Parity Percentage may be reduced upon receipt of a Rating Confirmation.

“Reserve Account” means the Account bearing that name established pursuant to Section 4.1 of the Indenture, including any Subaccounts created therein.

“Reserve Account Requirement” for any Distribution Date means the greater of (a) 0.50% of the Pool Balance and (b) $2,000,000. In no event will the Reserve Account Requirement exceed the Outstanding balance of all of the Notes.

“Responsible Officer” with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office of the Indenture Trustee, including any managing director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P” means Standard & Poor’s, a division of the McGraw-Hill Companies.

“Schedule of Financed Student Loans” means the schedule of Student Loans attached as Schedule A to each Student Loan Acquisition Certificate.

“Secretary” means the Secretary of the Department, or any successor to the functions thereof under the Act.

“Securities Act” means the federal Securities Act of 1933, as amended.

“Securities Depository” or “Depository” means The Depository Trust Company and its successors and assigns or if, (a) the then Securities Depository resigns from its functions as depository of the Notes or (b) the Issuer discontinues use of the Securities Depository, any other securities depository that agrees to follow the procedures required to be followed by a securities depository in connection with the Notes and that is selected by the Issuer with the consent of the Indenture Trustee.

“Securities Exchange Act” means the federal Securities Exchange Act of 1934, as amended.

“Seller” means Education Lending Group, Inc., in its capacity as seller of the Financed Student Loans under the Seller Transfer and Sale Agreement.

“Seller Eligible Lender Trust Agreement” means the Amended and Restated Eligible Lender Trust Agreement dated as of July 22, 2003 between the Seller and the Seller Eligible Lender Trustee.

“Seller Eligible Lender Trustee” means Fifth Third Bank, a banking corporation duly organized under the laws of the State of Ohio, not in its individual capacity but solely Seller Eligible Lender Trustee under the Seller Eligible Lender Trust Agreement.

“Seller Transfer and Sale Agreement” means Transfer and Sale Agreement dated as of June 1, 2005 among the Seller, the Seller Eligible Lender Trustee, the Depositor and the Depositor Eligible Lender Trustee.

“Senior Parity Percentage” means the ratio (expressed as a percentage) of the Value of the Trust Estate, less accrued interest and fees with respect to all Class A Notes, to the principal amount of all Class A Notes then Outstanding.

“Series” means a series of Notes to which all the same terms and conditions apply and which can be identified by its own alpha-numeric designation (e.g. “A-1”) and which is so designated in the Indenture.

“Series A-1 Notes” means the $334,637,000 CIT Education Loan Trust 2005-1, Education Loan Backed Notes, Series A-1.

“Series A-2 Notes” means the $209,762,000 CIT Education Loan Trust 2005-1, Education Loan Backed Notes, Series A-2.

“Series A-3 Notes” means the $201,603,000 CIT Education Loan Trust 2005-1, Education Loan Backed Notes, Series A-3.

“Series A-4 Notes” means the $223,998,000 CIT Education Loan Trust 2005-1, Education Loan Backed Notes, Series A-4.

“Series B Notes” means the $30,000,000 CIT Education Loan Trust 2005-1, Education Loan Backed Notes, Series B.

“Special Allowance Payments” means payments, designated as such, consisting of effective interest subsidies by the Department to the Trust Eligible Lender Trustee on behalf of the Trust in accordance with the Act in respect of the Financed Student Loans that were originated under the Act.

“Special Record Date” means the date established by the Indenture Trustee pursuant to Section 1.1 of the Indenture.

“Stated Maturity” means the date specified in the Notes as the fixed date on which principal of such Notes is due and payable.

“Stepdown Date” means the earlier of the September 2010 Distribution Date, provided there is no Trigger Event in effect, or the first date on which no Class A Notes remain Outstanding.

“Student Loan” means an agreement to repay a disbursement of money to or on behalf of an eligible student, evidenced by a Borrower Note and, with respect to Guaranteed Student Loans, guaranteed in accordance with the policies and procedures of a Federal Guarantor.

“Student Loan Acquisition Certificate” means a certificate signed by an Authorized Officer of the Issuer in substantially the form attached as Exhibit B to the Indenture.

“Subaccount” means any of the subaccounts that may be created and established within any Account pursuant to Section 4.1 of the Indenture.

“Subservicer” means each of Great Lakes Educational Loan Services, Inc. and Education Loan Servicing Corporation in its capacity as a subservicer of the Financed Student Loans, and/or any other permitted subservicer, under the Master Servicing Agreement.

“Subservicing Agreement” means collectively the Student Loan Origination and Servicing Agreement dated as of June 1, 2005 among Great Lakes Educational Loan Services, Inc., the Trust Eligible Lender Trustee, the Trust and the Master Servicer, and the Student Loan Origination and Servicing Agreement dated as of June 1, 2005 among Education Loan Servicing Corporation, the Master Servicer, The Bank of New York, as Eligible Lender Trustee for the Master Servicer, the Trust and the Trust Eligible Lender Trustee.

“Supplemental Indenture” means each agreement supplemental to the Indenture, executed pursuant to Article VII of the Indenture.

“Transfer and Sale Agreements” means collectively the Seller Transfer and Sale Agreement and the Depositor Transfer and Sale Agreement.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trigger Event” means, on any Distribution Date while any Class A Notes are Outstanding and after giving effect to distributions to be made on that Distribution Date, if the Senior Parity Percentage would not equal at least the Required Senior Parity Percentage and the Parity Percentage would not equal at least the Required Parity Percentage.

“Trust” means CIT Education Loan Trust 2005-1, formed pursuant to the Trust Agreement.

“Trust Accounts” shall have the meaning given such term in Section 4.1 of the Indenture.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account, the Distribution Account, the Capitalized Interest Account, the Acquisition Account and the Collection Account and all proceeds of the foregoing.

“Trust Agreement” means the Trust Agreement dated as of May 20, 2005 among the Depositor and the Owner Trustee, as amended and restated in its entirety by the Amended and Restated Trust Agreement dated as of June 1, 2005 among the Depositor and the Owner Trustee, and acknowledged and agreed to by the Trust Eligible Lender Trustee, as the same may be further amended from time to time.

“Trust Certificate” means a certificate evidencing the Ownership Percentage of an Owner in substantially the form as Exhibit A to the Trust Agreement.

“Trust Eligible Lender Trust Agreement” means the Eligible Lender Trust Agreement dated as of June 1, 2005 between the Issuer and the Trust Eligible Lender Trustee.

“Trust Eligible Lender Trustee” means The Bank of New York, a New York banking corporation duly organized under the laws of the State of New York, not in its individual capacity but solely as Trust Eligible Lender Trustee under the Trust Eligible Lender Trust Agreement.

“Trust Estate” means the property described in the granting clauses hereto.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force on the date hereof, unless otherwise specifically provided.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriters” means Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Deutsche Bank Securities, Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Dain Rauscher Inc. and Wachovia Capital Markets LLC.

“Underwriting Agreement” means the Underwriting Agreement dated June 1, 2005 among the Seller, Depositor, Master Servicer, and Citigroup Global Markets Inc. and Credit Suisse First Boston LLC, as representatives of the Underwriters.

“Value” on any calculation date when required under the Indenture means the value of the Trust Estate calculated by the Issuer as to (a) below and by the Indenture Trustee as to (b) through (e), inclusive, below, as follows:

(a)	with respect to any Student Loan, the unpaid principal amount thereof, accrued but unpaid interest, Interest Benefit Payments and Special Allowance Payments, if applicable, less the unguaranteed portion of Student Loans in claims status;

(b)	with respect to any funds of the Issuer held under the Indenture and on deposit in any commercial bank or as to any banker’s acceptance or repurchase agreement or investment contract, the amount thereof plus accrued but unpaid interest;

(c)	with respect to any Eligible Investments of an investment company, the bid price of the shares as reported by the investment company plus accrued but unpaid interest;

(d)	as to investments the bid and asked prices of which are published on a regular basis in The Wall Street Journal (or, if not there, then in The New York Times), the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination; and

(e)	as to investments the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York Times: (i) the lower of the bid prices at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Issuer in its absolute discretion) at the time making a market in such investments or (ii) the bid price published by a nationally recognized pricing service.

***EXHIBIT A

FORM OF CLASS NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED IN THE INDENTURE) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY.

CIT EDUCATION LOAN TRUST 2005-1

EDUCATION LOAN BACKED NOTE

SERIES [    ]-

REGISTERED NO. A-	REGISTERED $

MATURITY DATE	INTEREST RATE	ORIGINAL ISSUE DATE	CUSIP NO.
, 20	As Herein Provided	, 20	__________

PRINCIPAL SUM:                      DOLLARS

NOTEHOLDER: CEDE & CO.

CIT EDUCATION LOAN TRUST 2005-1, a statutory trust formed under the laws of the State of Delaware (the “Issuer”) for value received, hereby promises to pay to CEDE & CO. (the “Noteholder”) or registered assigns,                  DOLLARS (the “Principal Sum”), on quarterly distribution dates (each, a “Distribution Date”) and to pay interest due and payable at the rate per annum provided herein on each Distribution Date, in each case as and to the extent set forth in Sections 4.4(b), 4.4(c), 5.0(a) and 5.2(b) of the Indenture; provided however, that the entire Principal Sum shall be due and payable on the earliest of (i)                     , 20     (the “Maturity Date”), (ii) the Redemption Date, if any, and (iii) the date the Notes are accelerated after an Event of Default upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee, as paying agent for the Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Noteholder hereof from the most recent Distribution Date to which interest has been paid hereon, until the payment in full of the Principal Sum.

Any capitalized words and terms used as defined words and terms in this Note and not otherwise defined herein shall have the meanings given to them in the Indenture of Trust dated as of June 1, 2005 (the “Indenture”) among the Issuer, The Bank of New York, as Indenture Trustee and The Bank of New York, as Trust Eligible Lender Trustee.

A-1-1

This Note shall bear interest at a rate equal to three-month LIBOR, as determined in accordance with Section 1.1(c) of the Indenture, plus              percent; provided, however, LIBOR for the first Accrual Period shall be determined by the Indenture Trustee by reference to straight line interpolation between three-month LIBOR and four-month LIBOR based on the actual number of days in the first Accrual Period.

The principal of and interest on this Note are payable in lawful money of the United States of America. Interest payable on this Note shall be computed on the assumption that each year contains 360 days and actual days elapsed.

This Note is one of a Series of Notes of the Issuer designated Education Loan Backed Notes, Series [    ]-            , dated             , 2005 (the “Original Issue Date”), in the aggregate original principal amount of $             (the “Series [    ]-             Notes”), which have been authorized and issued by the Issuer pursuant to the Indenture. The Issuer is, simultaneously with the issuance of the Series [    ]-             Notes, issuing $             of its Education Loan Backed Notes, Series A-             (the “Series A-             Notes”), $             of its Education Loan Backed Notes, Series A-             (the “Series A-             Notes”), and $             of its Education Loan Backed Notes, Series A-             (the “Series A-             Notes”), [and $             of its Education Loan Backed Notes, Series B Notes (the “Series B Notes”)]. The proceeds of such Notes shall be used by the Issuer, together with other moneys of the Issuer, for the purpose of providing funds to finance the acquisition of education loans, to fund a capitalized interest account, to fund a reserve account and to pay certain costs and expenses in connection with the issuance of such Notes.

Under the Indenture, the Series A-1 Notes, the Series A-2 Notes, the Series A-3 Notes, and the Series A-4 Notes are defined as “Class A Notes”; and the Series B Notes are defined as “Class B Notes”. The Class A Notes and the Class B Notes are collectively referred to herein as the “Notes”.

This Note is subject to mandatory redemption and acceleration, all as described in the Indenture.

The principal of and interest on the Class A Notes are payable on a superior basis to payments of principal on the Class B Notes.

Reference is hereby made to the Indenture, a copy of which is on file in the Corporate Trust Office of the Indenture Trustee, to all of the provisions of which any Noteholder of this Note by acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer’s education loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Noteholders; the rights and remedies of the Noteholder hereof with respect hereto and thereto, including the limitations upon the right of a Noteholder hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Indenture Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the Stated Maturity or earlier redemption of this Note, and this Note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof.

THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

A-1-2

No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this Note or any claim based hereon or in respect hereof or of the Indenture, against the Indenture Trustee, or any employee, or agent of the Issuer, nor against the State of Delaware, or any official thereof, but the obligation to pay all amounts required by the Indenture securing this Note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

Subject to the restrictions specified in the Indenture, this Note is transferable on the registration books kept for that purpose by the Indenture Trustee, as registrar, upon surrender of this Note for transfer at the Corporate Trust Office of the Indenture Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same Series, Stated Maturity, of Authorized Denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees. At the option of the Noteholder, any Note may be exchanged for other Notes in Authorized Denominations upon surrender of the Note to be exchanged at the Corporate Trust Office of the Indenture Trustee. Upon any such presentation for exchange, one or more new Notes of the same Series, Stated Maturity, in Authorized Denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Note or Notes so surrendered will be issued to the Noteholder of the Note or Notes so surrendered; and the Note or Notes so surrendered shall thereupon be cancelled by the Indenture Trustee.

Notwithstanding the foregoing, so long as the ownership of the Notes is maintained in Book-entry Form by The Depository Trust Company (the “Securities Depository”) or a nominee thereof, this Note may be transferred in whole but not in part only to the Securities Depository or a nominee thereof or to a successor Securities Depository or its nominee.

The Issuer, the Indenture Trustee, and any agent of either of them shall treat the Person in whose name this Note is registered as the Noteholder hereof (a) on the record date for purposes of receiving timely payment of interest hereon, and (b) on the date of surrender of this Note for purposes of receiving payment of principal hereof at its Stated Maturity and (c) for all other purposes, whether or not this Note is overdue, and neither the Issuer, the Indenture Trustee, nor any such agent shall be affected by notice to the contrary.

To the extent permitted by the Indenture, modifications or alterations of the Indenture may be made with the consent of less than all of the holders of the Notes then Outstanding or without the consent of any of such Noteholders (by reason of a change in the Act or the Regulations, to cure ambiguities or conflicts, or for any other reason stated in Section 7.1 of the Indenture), but such modification or alteration is not permitted to affect the Maturity, Stated Maturity, amount, Distribution Date, or rate of interest on any Outstanding Notes or affect the rights of the Noteholders of less than all of the Notes Outstanding.

It is hereby certified and recited that all acts and things required by the laws of the State of Delaware to happen, exist, and be performed precedent to and in the issuance of this Note, and the execution of said Indenture, have happened, exist and have been performed as so required.

A-1-3

IN WITNESS WHEREOF, the Issuer has caused this Note to be executed in its name and on its behalf, all as of the Original Issue Date.

CIT EDUCATION LOAN TRUST 2005-1

By:	Chase Bank USA, National Association, as Owner Trustee,

By
Name:
Title:

A-1-4

CERTIFICATE OF AUTHENTICATION

This Note is one of the Series [    ]-             Notes designated therein and described in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Indenture Trustee

By:
Authorized Signatory

Authentication Date:

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                          (Social Security or other identifying number                     ) the within Note and all rights thereunder and hereby irrevocably appoints                      attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	Signed:

NOTICE: The signature on this Assignment must correspond with the name of the Noteholder as it appears on the face of the within Note in every particular.

Signature Guaranteed by:

A Member of The New York Stock Exchange or a State or National Bank

A-1-5

EXHIBIT B

STUDENT LOAN ACQUISITION CERTIFICATE

This Student Loan Acquisition Certificate (this “Certificate”) is submitted pursuant to the provisions of Section 4.2 of the Indenture of Trust dated as of June 1, 2005 (the “Indenture”) among CIT Education Loan Trust 2005-1 (the “Issuer”), The Bank of New York, as Indenture Trustee, and The Bank of New York, as Trust Eligible Lender Trustee. All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Indenture. In your capacity as Indenture Trustee, you are hereby authorized and requested to disburse to Education Lending Services, Inc. the sum of $                 (or, in the case of an exchange, the Student Loans listed in Exhibit A hereto) for the acquisition of Student Loans. With respect to the Student Loans so to be acquired, the Issuer hereby certifies as follows:

1. The Student Loans to be acquired are those specified in Schedule A attached hereto (the “Acquired Student Loans”). The remaining unpaid principal amount of each Acquired Student Loan is as shown on such Schedule A.

2. The amount to be disbursed pursuant to this Certificate does not exceed the amount permitted by Section 4.2 of the Indenture (or, if a Financed Student Loan is being sold in exchange for an Acquired Student Loan under the Indenture, the aggregate unpaid principal amount of, and accrued interest on, such Financed Student Loan does not exceed the amount permitted by Section 4.2 of the Indenture).

3. Each Acquired Student Loan is an Student Loan authorized so to be acquired by the Indenture.

4. You have been previously, or are herewith, provided with the following items (the items listed in (a), (b), (c), (d), (f) and (g) have been received and are being retained, on your behalf, by the Issuer or the Master Servicer):

(a) a copy of the Depositor Transfer and Sale Agreement between the Issuer and the Eligible Lender with respect to the Acquired Student Loans;

(b) with respect to each Insured Student Loan included among the Acquired Student Loans, the Certificate of Insurance relating thereto;

(c) with respect to each Guaranteed Student Loan included among the Acquired Student Loans, a certified copy of the Guarantee Agreement relating thereto;

(d) an Opinion of Counsel to the Issuer specifying each action necessary to perfect a security interest in all Student Loans to be acquired by the Issuer pursuant to the Depositor Transfer and Sale Agreement in favor of the Indenture Trustee in the manner provided for by the provisions of 20 U.S.C. ss. 1087-2(d)(3) or 20 U.S.C. ss.1082 (m)(1)(E), as applicable (you are authorized to rely on the advice of a single blanket Opinion of Counsel to the Issuer until such time as the Issuer shall provide any amended opinion to you);

(e) a certificate of an Authorized Officer of the Issuer to the effect that (i) the Issuer is not in default in the performance of any of its covenants and agreements made in the Depositor Transfer and Sale Agreement relating to the Acquired Student Loans; (ii) with respect to all Acquired Student Loans that are Insured, Insurance is in effect with respect thereto, and with respect to all Acquired Student Loans that are Guaranteed, the Guarantee Agreement is in effect with respect thereto; and (iii) the Issuer is not in default in the performance of any of its covenants and agreements made in any Contract of Insurance or the Guarantee Agreement applicable to the Acquired Student Loans;

(f) evidence that the promissory notes evidencing the Acquired Student Loans have had stamped thereon or affixed thereto (individually or by blanket endorsement) a notice specifying that they have been assigned to the Indenture Trustee with all necessary endorsements; and

(g) instruments duly assigning the Acquired Student Loans to the Indenture Trustee.

5. The Issuer is not, on the date hereof, in default under the Indenture or in the performance of any of its covenants and agreements made in the Depositor Transfer and Sale Agreement relating to the Acquired Student Loans, and, to the best knowledge of the Issuer, the Eligible Lender is not in default under the Transfer and Sale Agreements applicable to the Acquired Student Loans. The Issuer is not aware of any default existing on the date hereof under any of the other documents referred to in paragraph 4 hereof, nor of any circumstances that would reasonably prevent reliance upon the Opinion of Counsel referred to in paragraphs 4(d) hereof.

6. All of the conditions specified in the Depositor Transfer and Sale Agreement applicable to the Acquired Student Loans and the Indenture for the acquisition of the Acquired Student Loans and the disbursement hereby authorized and requested have been satisfied; provided that the Issuer may waive the requirement of receiving an Opinion of Counsel from the counsel to the Lender.

7. If a Financed Student Loan is being sold in exchange for an Acquired Student Loan, the final expected maturity date of such Acquired Student Loan shall be substantially similar to that of the Financed Student Loan being sold and such sale and exchange shall not adversely affect the ability of the Trust Estate to make timely principal and interest payments on its Obligations.

8. With respect to all Acquired Student Loans that are Insured, Insurance is in effect with respect thereto, and with respect to all Acquired Student Loans that are Guaranteed, the Guarantee Agreement is in effect with respect thereto.

9. The Issuer is not in default in the performance of any of its covenants and agreements made in any Contract of Insurance or the Guarantee Agreement applicable to the Acquired Student Loans.

10. The undersigned is authorized to sign and submit this Certificate on behalf of the Issuer.

11. Student Loans are being acquired at a price that permits the results of the Cash Flows provided to the Rating Agencies on the Closing Date to be sustained.

[Remainder of page intentionally left blank.]

Witness my hand this          day of                  20    .

EDUCATION LENDING SERVICES, INC., IN ITS CAPACITY AS ADMINISTRATOR

By:
Name:
Title:

EXHIBIT C

CLOSING CASH FLOW PROJECTIONS

(to be attached hereto)

C-1